UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2022

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AQUA POWER SYSTEMS INC.

(Exact name of registrant as specified in its charter)

_______________________________

Nevada	000-53554	27-4213903
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2180 Park Ave North, Unit 200

Winter Park, FL 32789

(Address of Principal Executive Offices) (Zip Code)

(407) 674-9444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K of Aqua Power Systems, Inc., a Nevada corporation (the “Company”, “APSI”, “we”, “us”, or “our”), including the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

(i)	the implementation of our strategic plans for our business;
(ii)	our financial performance;
(iii)	developments relating to our competitors and our industry, including the impact of government regulation;
(iv)	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
(v)	other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

INDUSTRY DATA

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K.

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Item 1.01 Entry Into a Definitive Material Agreement

On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement and a Contract Assignment agreement with Joseph Michael Davis (“Mr. Davis”). Due to the Contract Assignment agreement, APSI assumed all of the obligations of Mr. Davis under a multiparty stock purchase agreement, promissory notes, and assignment and pledge of stock agreements that Mr. Davis entered into on December 28, 2022. The Stock Purchase and Sale Agreement, Contract Assignment agreement, agreements assumed by APSI are referred to as the “Acquisition.” The information contained in “Item 2.01” below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

(a)-(e). On December 28, 2022, (the “Effective Date”), APSI simultaneously entered into a series of agreements for the purchase of all of the issued and outstanding stock held by the shareholders of Tradition Transportation Group, Inc., an Indiana corporation (“Tradition”). Those agreements are discussed below.

Stock Purchase Agreement

On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement (the “SPA”) with Mr. Davis to purchase 745,196 shares of common stock (the “Shares”) of Tradition Transportation Group, Inc., an Indiana corporation, for Twenty-Eight Million Five Hundred Forty-Eight Thousand Four Hundred Fifty-Eight and 76/100 Dollars ($28,548,458.76) in United States Dollars (the “Purchase Price”), which is equal to Thirty-Eight and 31/100 Dollars ($38.31) per share. The Shares represent all of the issued and outstanding shares of Tradition.

Mr. Davis is the Chief Operating Officer and a director of Tradition.

Per the SPA, the Purchase Price was delivered and was agreed to be delivered in the following proportions:

(i)	A down payment of Two Hundred Twenty-Five Thousand United States Dollars ($225,000.00) in immediately available funds was delivered to Mr. Davis (the “Down Payment”).

(ii)	An amount equal to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) was offset against the Purchase Price on December 28, 2022 in full satisfaction of certain obligations of the Tradition Sellers (as defined below) to Tradition;

(iii)	An aggregate amount equal to Twenty-Four Million Ninety-Two Thousand Thirty-Eight and 31/100 Dollars ($24,092,038.31) pursuant to one or more secured promissory note(s) (the “Promissory Notes”) providing for installments of not less than One Million Five Hundred Five Thousand Seven Hundred Fifty-Two and 39/100 Dollars ($1,505,752.39) commencing on the ninetieth (90th) day following the date on which the registration by APSI of its securities with the U.S. Securities and Exchange Commission (the “Commission”) has been qualified or declared effective and continuing every ninetieth (90th) day thereafter until the Purchase Price and all accrued but unpaid interest thereon has been paid in full; and

(iv)	A final payment to be made to Mr. Davis in the amount of One Million Seven Hundred Thirty-One Thousand Four Hundred Twenty and 45/100 Dollars ($1,731,420.45).

Mr. Carnes provided the funds for the Down Payment, and APSI wrote a promissory note to him with the principal amount of the note being the price of the Down Payment, Two Hundred Twenty-Five Thousand United States Dollars ($225,000.00). This promissory note is discussed in more detail in “ITEM 7.” of this Item 2.01 under “Related Party Transactions.”

Also, per the SPA, APSI and Mr. Davis agreed that within 30 days of the date of the SPA, December 28, 2022, APSI shall file a registration statement (registered offering) with the SEC. Subsequently, the first payment should be anticipated to be made within 90 days after the SEC qualifies the registration statement.

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Multiparty Stock Purchase Agreement

On December 28, 2022, Mr. Davis entered into the Multiparty Stock Purchase Agreement (the “MSPA”) between Mr. Davis and Timothy E. Evans, James L. Evans, and Bulwark Capital, L.L.C. (each a “Tradition Seller” and altogether the “Tradition Sellers”). Pursuant to the MSPA, Mr. Davis purchased 270,001 shares from Timothy E. Evans, a director, and the President and CEO of Tradition, 224,000 shares from James L. Evans a director, and the Vice President of Tradition, and 206,000 shares from Bulwark Capital, LLC, which is owned by Joseph J. Montel, who is a director, and the Corporate Secretary and General Counsel of Tradition. The total amount of shares purchased was 700,001 (the “T-Shares”) for Twenty-Six Million Eight Hundred and Seventeen Thousand Thirty-Eight and 31/100 Dollars ($26,817,038.31) (the “MSPA Purchase Price”).

While APSI did not directly enter into the MSPA, Mr. Davis legally assigned his rights in the MSPA to APSI, as later described in the Contract Assignment agreement.

The MSPA includes the following terms:

(i)	The MSPA Purchase Price to be delivered in the following proportions:
a.	A down payment of Two Hundred Twenty-Five Thousand United States Dollars ($225,000.00) in immediately available funds delivered to the Tradition Sellers.
b.	An amount equal to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) shall be offset against the Purchase Price on December 28, 2022, in full satisfaction of certain obligations of the Tradition Sellers to Tradition; and
i.	This payment was offset against the purchase price for Tradition’s redemption of 103,000 shares of Tradition, immediately before the Closing.
ii.	The agreement for the aforementioned redemption of shares is attached as Exhibit 10.2 and further discussed in “ITEM 2. FINANCIAL INFORMATION.”
iii.	The aforementioned shares made up half of the 206,000 shares that Bulwark Capital, L.L.C. sold in the MSPA.
c.	An aggregate amount equal to Twenty-Four Million Ninety-Two Thousand Thirty-Eight and 31/100 Dollars ($24,092,038.31) pursuant to the Promissory Notes providing for installments of not less than One Million Five Hundred Five Thousand Seven Hundred Fifty-Two and 39/100 Dollars ($1,505,752.39) commencing on the ninetieth (90th) day following the date on which the registration by APSI of its securities with the U.S. Securities and Exchange Commission (the “Commission”) has been qualified or declared effective and continuing every ninetieth (90th) day thereafter until the Purchase Price and all accrued but unpaid interest thereon has been paid in full.

(ii)	That the only shareholder agreement between the shareholders of Tradition would be terminated;

(iii)	That APSI shall prepare and file a registration statement, no later than February 28, 2023;

(iv)	That the Tradition Sellers will enter into employment agreements with Tradition;

(v)	Tradition shall continue to maintain insurance that is similar to the insurance currently in place for the directors and officers of Tradition for the next six years;

(vi)	That until APSI has paid the MSPA Purchase Price and all accrued but unpaid interest thereon, in full, Mr. Davis and APSI shall not cause Tradition to do the following:
a.	(i) incur any indebtedness in excess of $1,000,000, (ii) enter into any transaction or series of transactions involving a payment greater than $1,000,000, (iii) guarantee any indebtedness, or allow a lien to be placed against its assets other than in connection with trade credit incurred in the ordinary course of business;
b.	except for adding a director who is reasonably acceptable to the Tradition Sellers, increase or decrease the size of the board of directors, or take any action to remove or replace any person serving as a director immediately prior to the closing;
c.	hire, retain or engage for any position any immediate family member (as defined in Instruction 1(a)(iii) of 17 CFR §229.404(a)) of a director, officer or shareholder;
d.	enter into or be a party to a transaction with any director, officer, employee, or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person;
e.	hire, fire, or change the compensation of the executive officers, including approving any option grants;
f.	change its principal business, enter new lines of business, or exit the current line of business;
g.	sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;
h.	enter into the sale of all or substantially all of the assets and property of Tradition, a merger, or a change of control;
i.	authorize, adopt or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, reorganization or similar transaction involving Tradition; or
j.	issue additional equity securities, debt securities, or warrants or options to purchase the same.

The Tradition Sellers and Mr. Davis agreed that the MSPA would be assignable to APSI. The MSPA also contained a form promissory note, a form assignment and pledge of stock agreement, and a form contract assignment agreement as attachments.

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Promissory Notes

The Promissory Notes were entered into on December 28, 2022 between Mr. Davis and each Tradition Seller. The terms of the three promissory notes are below:

(i)	Mr. Davis agreed to pay Timothy E. Evans Ten Million Two Hundred Sixty-Eight Thousand Seven Hundred Thirty-Eight and 31/100 U.S. Dollars ($10,268,738.31) together with interest thereon, for his 270,001 shares of Tradition;

(ii)	Mr. Davis agreed to pay James L. Evans Eight Million Five Hundred Six Thousand Four Hundred Forty and No/100 U.S. Dollars ($8,506,440.00) together with interest thereon, for his 224,000 shares of Tradition;

(iii)	Mr. Davis agreed to pay Bulwark Capital, L.L.C. Eight Million Five Million Three Hundred Sixteen Thousand Eight Hundred Sixty and No/100 U.S. Dollars ($5,316,860.00) together with interest thereon, for its 206,000 shares of Tradition;

(iv)	The Tradition Sellers’ consent to Mr. Davis’ sale of the T-Shares to APSI is conditioned upon APSI’s assumption of all of Mr. Davis’ obligations under the promissory notes;

(v)	The principal and interest shall be payable in sixteen (16) consecutive installments commencing on the ninetieth (90th) day following the date on which the registration by APSI of its securities with the SEC has been qualified or declared effective and continuing every ninetieth 90thday thereafter;

(vi)	Mr. Davis shall be responsible for interest, which shall accrue daily on the outstanding principal amount of the promissory notes (and on any past-due interest payment) at a rate of three percent (3.0%) per annum commencing on the date that the SEC declares the registration of APSI’s securities effective; and

(vii)	In addition to exercising any rights each Tradition Seller has been granted by Mr. Davis under their respective assignment and pledge of stock agreements, as described below, Mr. Davis authorizes the Tradition Sellers to seek any other legal means of collection if Mr. Davis is in default of their respective promissory notes.

The description of the Promissory Notes issued by Mr. Davis to Timothy E. Evans, James L. Evans, and Bulwark Capital, L.L.C. are qualified by reference to the full text of the conformed copies of such documents attached to this Current Report on Form 8-K as Exhibit 10.33, Exhibit 10.34, and Exhibit 10.35 respectively.

Assignment and Pledge of Stock Agreements

The assignment and pledge of stock agreements were entered into on December 28, 2022 by and between Mr. Davis and each of the Tradition Sellers. These agreements secured the indebtedness, related to the Promissory Notes. Per these agreements, the Tradition Sellers have a security interest in the T-Shares until their respective Promissory Notes are paid in full. Also, per this agreement, default occurs if their respective Promissory Notes, assignment and pledge of stock agreements, or the MSPA are defaulted on, or if the T-Shares are sold or transferred, without written consent of the respective Tradition Seller, to anyone other than APSI.

The description of the assignment and pledge of stock agreements by and between Mr. Davis and Timothy E. Evans, James L. Evans, and Bulwark Capital, L.L.C. are qualified by reference to the full text of the conformed copies of such documents attached to this Current Report on Form 8-K as Exhibit 10.36, Exhibit 10.37, and Exhibit 10.38 respectively.

The contract assignment agreement is described below.

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Contract Assignment Agreement

Simultaneously with the SPA, on December 28, 2022, APSI and Mr. Davis signed a “Contract Assignment” agreement that assigned Mr. Davis’ rights in the right, title and interest in, to and under the MSPA to APSI, provided that APSI expressly assume all of the obligations of Mr. Davis under the MSPA, the Promissory Notes, and the assignment and pledge of stock agreements between Mr. Davis and each Tradition Seller.

The SPA and MSPA closed on December 28, 2022 (the “Closing”). As a result of the Closing, Tradition became a wholly owned subsidiary of APSI.

The aforementioned agreements included customary representations, warranties, and covenants by the respective parties and conditions.

The descriptions of the SPA, MSPA, and Contract Assignment agreement are qualified by reference to the full text of the conformed copies of such documents, which are attached as Exhibit 2.1, Exhibit 2.2, and Exhibit 2.3, respectively.

(f) Form 10 Disclosure

Immediately prior to the Acquisition described in detail above pursuant to which Tradition became a wholly owned subsidiary of the Company, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before the Acquisition, then the registrant must disclose on a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Current Report on Form 8-K includes all of the information that would be included in a Form 10.

ITEM 1. BUSINESS

The disclosure in this “Business” section relates primarily to Tradition, an operating company that became a wholly owned subsidiary of the Company at the Closing. Prior to the Closing, the Company did not have any material operations and was a shell company as such term is defined in Rule 12b-2 of the Exchange Act.

Organizational History of the Company

The Company was originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, the Company changed its name to Aqua Power Systems Inc.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

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On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI to help with acquisitions, effective May 1, 2022.

The Company’s business purpose is to identify, research and if determined to meet the Company’s criteria, acquire an interest in business opportunities available for the Company to leverage.

On December 28, 2022, pursuant to the Closing and completion of the Acquisition, the Company acquired Tradition, and Tradition thereafter became a wholly owned subsidiary of the Company, and the business of Tradition became the primary business of the Company.

Overview of the Business of Tradition

Tradition was incorporated under the laws of the state of Indiana on September 16, 2015. Tradition is headquartered in Angola, Indiana, and provides freight transportation, brokerage, truck leasing and financing, warehousing and fulfillment services throughout the United States, and manufactures and sells bolts and fasteners, and creates custom plates, cages, and embeds.

Karr Transportation Asset Purchase

On July 27, 2022, Tradition’s wholly owned subsidiaries, Tradition Transportation, L.L.C. and Tradition Leasing Systems, L.L.C. (together the “Purchaser”), both subsidiaries discussed in more detail below, entered into an asset purchase agreement (“Karr Asset Purchase Agreement”) with Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and its shareholders, Kelly Beers and Albert Beers (“Karr Sellers”). As a result of this agreement, Tradition acquired the following:

(i)	25 tractors for $3,500,000. 1 is a Kenworth T680M made in 2014; 5 are Kenworth T680Ms made in 2020; 5 are Freightliner Cascadias made in 2021; 8 are Freightliner Cascadias made in 2022; 4 are Kenworth T680s made in 2020; and 2 are Izuzu NPRs made in 2015 and 2019.
(ii)	35 Utility Reefer Trailers for $3,000,000. 15 are 3000Rs or similar and made in 2019; 5 are 3000Rs and made in 2021; and 15 are VS2RAs and made in 2021.
(iii)	The ability to offer employment to 18 drivers for a placement fee of $5,000, if an offer is accepted.
(iv)	The ability to offer employment to 1 mechanic for a placement fee of $5,000, if an offer is accepted.
(v)	The ability to offer employment to 7 operational employees for a placement fee of $5,000, if an offer is accepted.
(vi)	All of the miscellaneous personal property used by Karr Sellers in connection with the Business, including, without limitation, furniture, fixtures, equipment and other tangible personal property, as well as all books and records relating to the Assets, including, without limitation, purchase information, warranty information, maintenance and repair information, operation history, title and registration, and accounting information shall be transferred by Sellers to Purchaser for the sum of $1.00.

Per the Karr Asset Purchase Agreement, the parties entered into two separate agent agreements, one with Tradition Transportation Company, L.L.C. (“Trucking Agent Contract”) and one with Freedom Freight Solutions, L.L.C. (“Freedom Agent Contract”) for the total consideration of $200,000. Both Agreements provide a cap on commissions of $3,299,999, minus any payments for drivers, mechanics, or operating staff (“Cap”).

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The Trucking Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have freight shipping needs for their cargo of general commodities, would refer their customers to Tradition Trucking Company, LLC for a commission of six percent (6%) of line-haul revenues on Tradition Transportation Company, LLC assets. The aforementioned commission is subject to (a) Line Haul Revenue being defined as the “Freight Charge” and/or “Pay Gross” within Tradition Transportation, L.L.C.’s software system, and Line Haul does not include additional charges for fuel surcharge, accessorial charges, project management, detention, tarping, stop offs, etc., and (b) revenues, excluding any amounts not paid within 90 days from the date of invoice, or amounts collected by Tradition Transportation, L.L.C. with the assistance of an outside collection agency or an attorney.

The Freedom Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have transportation brokerage service needs for their cargo of general commodities, would refer their customers to Freedom Freight Solutions, LLC for a commission of six percent (6%) of the margin on revenues generated through Freedom Freight Solutions, LLC.

Finally, the Purchaser and Karr Sellers agreed to enter into a mutually agreeable lease for use of the property commonly known as 4106 Highway 62 East, Mountain Home, Arkansas 72653, at the rate of three thousand dollars ($3,000) per month for the office space and one thousand five hundred dollars ($1,500) per month for the repair shop space. The term of the lease was six (6) months from the date of Closing, with Purchaser having the right to extend the term under the same terms and costs for two (2) additional six (6) month periods. Intent is for current dispatch and operations offices, two (2) additional offices occupied by accounting, and non-exclusive use of the break area, kitchen and restrooms; together with the three (3) bay maintenance facility, office currently used, and up to ten (10) parking spaces for semi-trucks and trailers (additional to employee and customer parking).

The Karr Asset Purchase Agreement has a term of the lesser of a period ending upon payment of the Cap, and a period of 5 years. Otherwise, at the written option of the parties, the Karr Asset Purchase agreement may be terminated by either party upon 30 days written notice. The Karr Asset Purchase Agreement is qualified by reference to the full text of the document attached as Exhibit 10.4 to this Current Report on Form 8-K.

EDSCO Purchase and Sale

On January 31, 2022, Tradition’s wholly owned subsidiary, Anthem Anchor Bolts & Fasteners, LLC (“Anthem”), discussed in more detail below, and EDSCO Holding Company, LLC (“EDSCO”) entered into an asset purchase and sale agreement. In this agreement, Anthem acquired the following inventory and equipment of EDSCO Holding Company, LLC for the purchase price of $447,918.52 (the “EDSCO Purchase Price”): a 2011 Chevy Truck, a Trailer, a Nissan forklift, a Yale forklift, a Clark Forklift, a 250 Amp Mig Welder, a 2 1/2 Double head landis Threader, a 1 1/4 single head landis, a 1 1/4 rotary bender, a 200 ton Bulldozer, a do all saw, a Tesker 236 threader, a Tesker 215 roll threader, a Tesker 210 roll threader, a Reed B 112 Roll threader, a Landis Lanurol roll threader, a Plasma table, a Landis cut threader, a Floor scale, an additional 250 amp mig welder, various tools, a Bar Snapper, a Plasma Water Table, a Small bending unit, a Pallet Racking machine, and a Mult-function Printer (altogether the “EDSCO Assets”).

The EDSCO Purchase Price was paid by wire transfer initiated on February 7, 2022 and EDSCO delivered to Anthem a bill of sale to transfer and vest in Anthem good and marketable title to the EDSCO Assets, free and clear of all encumbrances. EDSCO had been operating at 300 East Railroad Street, Waterloo, DeKalb County, Indiana 46793 (the “EDSCO Location”). As part of the closing, the owner of the EDSCO Location provided Tradition until September 30, 2022, to relocate. The rent paid to the owner of the property was paid up-front.

Anthem was relocated to 210 South Progress Drive, Kendallville, Indiana 46755, further discussed in “Item 3. Properties.” Anthem, due to this acquisition, is a manufacturer of bolts, nuts, and fasteners, and creates custom plates, cages, and embeds. The asset purchase and sale agreement between EDSCO Holding Company, LLC and Anthem Anchor Bolts and Fasteners, LLC is qualified by reference to the full text of the full document attached as Exhibit 10.3 to this Current Report on Form 8-K.

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Wholly Owned Subsidiaries

Tradition Transportation Company, L.L.C.

Tradition Transportation Company, L.L.C. was organized as an Indiana Limited Liability Company on January 22, 2016. Through this subsidiary, Tradition operates its tractor and trailer fleets, which are discussed below.

Tradition Leasing Systems, L.L.C.

Tradition Leasing Systems, L.L.C. was organized as an Indiana Limited Liability Company on September 17, 2016. Through this subsidiary Tradition engages in equipment acquisition and disposition.

Tradition Logistics, L.L.C.

Tradition Logistics, L.L.C. was organized as an Indiana Limited Liability Company on January 1, 2016. This subsidiary operates six (6) warehouses with four (4) in Indiana, specifically Angola, Indianapolis, Greenfield, and Greenwood; and two (2) located in Georgia, specifically Statesboro and Savannah, and provides time-sensitive warehousing, logistics and freight management to all 48 continental states and, as needed, internationally (into Mexico and Canada).

Freedom Freight Solutions, LLC

Freedom Freight Solutions, L.L.C. was organized as an Indiana Limited Liability Company on May 3, 2018. This subsidiary identifies and qualifies third party carriers, and connects the loads to the drivers.

Tradition Transportation Sales & Service, Inc.

Tradition Transportation Sales & Service, Inc. was organized as an Indiana Limited Liability Company on September 17, 2015. This subsidiary is principally engaged in providing mechanical repair and maintenance services for tractors and trailers that Tradition utilizes. It operates with the primary focus of maintenance cost reduction, expediting redeployment of equipment, and to serve as a back-stop to safety vehicle inspections.

Anthem Anchor Bolts and Fasteners, LLC

Anthem Anchor Bolts and Fasteners, LLC was organized as an Indiana Limited Liability Company on January 21, 2022, for the transaction with EDSCO Holding Company, LLC, as described above. This was formed as a small exploratory step into the supply of metal bolts, nuts, and other industrial fasteners. This company will serve Tradition Transportation Sales & Service, Inc. as a vendor.

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Industry Overview, Competition, and Market Opportunity

Trucking is the primary means of serving the North American transportation market. Trucking continues to attract shippers due to the mode’s cost advantages relative to air transportation and flexibility relative to rail. Truckload growth is largely tied to U.S. economic activity such as GDP growth and industrial production and moves in line with changes in sales, inventory and production within various sectors of the U.S. economy, including manufactured goods, construction products and bulk commodities.

The U.S. truckload industry sector comprises the use of dry van and specialty equipment. Both dry van and specialty equipment are used to transport goods over a long-haul and on a regional basis. Dry van carriers represent an integral component of the transportation supply chain for most retail and manufactured goods in North America. Specialty carriers employ equipment such as flat-bed trucks, temperature-controlled trailers, over-sized trailers and bulk transport, dump, and waste equipment. These carriers can transport temperature-controlled products and bulk commodities such as specialty chemicals and petrochemicals. Specialty equipment offering is characterized by higher equipment costs and more extensive driver training requirements relative to dry van offerings, resulting in higher barriers to entry and creating opportunities for differentiated value propositions for customers.

The American Trucking Associations (“ATA”) has published, on its website, https://www.trucking.org/economics-and-industry-data, the following information, regarding trends in the truck freight industry in 2021:

(i)	Trucks moved nearly 72.2% of the United States of America’s freight by weight

(ii)	Gross freight revenues from trucking amounted to $875.5 billion dollars, which represents 80.8% of the revenue generated by the freight industry

(iii)	Trucks transported 66.1% of the value of surface trade between the U.S. and Canada and 82.7% between the U.S. and Mexico in 2021

The ATA also published that, as of June 2022, 95.7% of fleets operate ten or fewer trucks and 99.7% operate less than 100, and the number of for-hire carriers on file with the Federal Motor Carrier Safety Administration totaled 1,102,799, private carriers totaled 718,594, there were 153,191 carriers identified as both for-hire and private carriers, and other interstate motor carriers totaled 37,718.

As seen above, the U.S. truckload industry is large and fragmented, characterized by many small carriers. Some of Tradition’s competitors include J.B. Hunt, Old Dominion Freight Line, Schneider, ACME Truck Line Inc., Crete Carrier, C.H. Robinson, CRST, Knight Logistics, Swift, and Werner Enterprises.

Regulations and initiatives to improve the safety of the U.S. trucking industry have impacted industry dynamics. Tradition believes the recent trend is for industry regulation to become progressively more restrictive and complex, which constrains the overall supply of trucks and drivers in the industry. See “Regulation” below for more information on the regulatory environment of the industry. Tradition believes smaller carriers will likely be challenged to maintain the utilization required for acceptable profitability under this regulatory framework.

Because the trucking industry is very fragmented, with most carriers operating ten or fewer trucks, and highly regulated, as described below in “Regulation,” Tradition believes that this industry primed for consolidation.

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Tradition’s Service Offerings

Freight transportation services, brokerage services, equipment leasing services, and warehouse leasing are Tradition’s main services offerings.

Due to the EDSCO Purchase and Sale described above, Tradition has entered the manufacturing space and now manufactures bolts, nuts, and fasteners, and create custom plates, cages, and embeds. Tradition’s manufacturing business is described later in “Manufacturing” and includes information related to Tradition’s customers, competition, vendors, and the industry.

Freight Transportation Services

Tradition’s “Freight Transportation Services” consist of the outbound and inbound movement of freight and make up about 50% of its total revenue, as of its fiscal year ended December 31, 2021. Tradition offers dry van, temperature-controlled, and flatbed specialized transportation services across all 48 contiguous states. The description of Tradition’s fleet and trailers is described in more detail below in “Tractor and Trailer Fleets.”

Brokerage Services

Tradition’s “Brokerage Services” make up about 35% of its total revenue, as of its fiscal year ended December 31, 2021. These services include freight management, fulfillment, relabeling and repackaging, outbound logistics, supply chain management, warehouse management, inventory management, and shipment and tracking notification.

Equipment Leasing Services

Tradition’s “Equipment Leasing Services” consist of the financing of owner-operator trucks and make up about 7% of its total revenue, as of its fiscal year ended December 31, 2021. Tradition offers a variety of leasing options including long-term, short-term, subleasing options. Customers can also purchase equipment from Tradition. Customers can lease or purchase late-model power units from Kenworth, Peterbilt, and Freightliner. Tradition also offers leasing on state-of-the-art trailers from Wabash, and Great Dane. Tradition’s leasing system’s state of the art financial management technology helps simplify the leasing process.

Warehouse Leasing Services

Tradition’s “Warehouse Leasing Services” make up about 8% of its total revenue, as of its fiscal year ended December 31, 2021. Tradition has six (6) warehouses with four (4) in Indiana, specifically Angola, Indianapolis, Greenfield, and Greenwood; and two (2) located in Georgia, specifically Statesboro and Savannah. The warehouses provide more than 1.8 million sq. ft. of warehouse compacity, specifically:

Angola Office	135,500 sq. ft.	Franklin (Indianapolis) Office	156,960 sq. ft.

Greenfield Fulfillment Center	432,000 sq. ft.	Greenwood Warehouse	584,820 sq. ft.

Statesboro Warehouse	205,934 sq. ft.	Savannah Port Facility	311,265 sq. ft.

Services include warehousing and fulfillment, and drayage, or the moving of freight from a container ship to a warehouse.

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Tractor and Trailer Fleets

Tradition operates a fleet of approximately 162 company-owned tractors and approximately 303 trailers. Additionally, Tradition leases approximately 64 tractors and 248 trailers. Tradition’s tractor fleet includes technology including electronic logging devices (“ELDs”), electronic speed limiters, electronic roll stability, and Samsara forward facing dash cams. Each of Tradition’s company tractors is also equipped with onboard communication units that offer real time freight positioning to its customers and instant communication between its drivers and Tradition.

Tractors and trailers represent Tradition’s most substantial capital investments. In general, Tradition expects to operate a tractor for approximately 3 years and 360,000 miles of operation, and trailers for approximately 10 years of operation. Tradition depreciates or finances its equipment over their useful lives and down to salvage values that Tradition expects to represent fair market value at the expected time of sale. Tradition’s ongoing capital expenditures are significant, and its annual depreciation expense is expected to be approximately equal to maintenance capital expenditures, net of proceeds of dispositions, assuming a constant percentage of leased versus owned equipment and a constant trade cycle.

Tradition’s company tractors have an average model year of 2020 and its trailers have average model year of 2017, as of December 28, 2022.

Tradition’s Competitive Strengths

Tradition’s management and the diversification of its business model are its primary strengths. Tradition’s service offerings are based in assets and non-assets. Tradition manages its customer portfolio through type of products and services by each customer and by percentage of business Tradition will do with each customer based on annual sales and product types. Tradition is managed this way to allow it to balance its annual revenues, and have the ability to grow and gain market share. Tradition’s technology and management teams are guided through this process as Tradition reviews its operations quarterly with its business development teams and operations management.

Tradition’s competitive strengths provide it with a strong foundation to continue to improve its profitability and stockholder value and are discussed in more detail below:

Complementary mix of services to afford flexibility and stability throughout economic cycles

Tradition’s service offerings have unique characteristics and are subject to differing market forces, which Tradition believes allows it to respond effectively through economic cycles.

Tradition’s Freight Transportation Services, Brokerage Services, Warehousing Leasing Services, and Equipment Leasing Services involve assets and non-assets. These services, along with Tradition’s manufacturing business, complement and support one another, and create opportunities for cross selling.

Technology

Tradition has integrated general and industry-specific technology into its front and back-end office operations, allowing Tradition to run efficiently and effectively. Tradition is focused on continual implementation of the digital initiatives that Tradition believes are re-engineering it to be a market leader in growth and profitability over the next decade. Some examples of the technologies that Tradition uses are as follows:

(i)	Samsara's "to-the-second" GPS tracking and smart geofencing provides best-in-class visibility to improve route performance.

(ii)	SkyBlitz provides commercial telematics, focused on solutions for enterprise and local fleets, tank monitoring and petroleum logistics

(iii)	Tradition is currently using Transport Pro as its TMS (Transportation Management Software); however, Tradition is in the middle of converting to TMW by Trimble Transportation Enterprise Solutions, Inc. for its transportation management solutions.

(iv)	Camelot Software, provides warehouse management systems.

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Diverse and resilient customer base

Tradition maintains a diverse customer base that fall within a broad spectrum of geographies and end markets. Tradition’s customers are described in more detail below.

Maintenance system designed to optimize life cycle investment and minimize operating costs

Tradition’s fleet represents its largest capital investment, a visible representation of Tradition’s brand for customers and drivers and a large portion of its controllable costs. Tradition selects, maintains and disposes of its fleet based on rigorous analysis of its investments and operating costs.

Over the past several years, Tradition has developed a disciplined and effective maintenance program designed to actively manage these assets based on the amount of miles a tractor is driven for preventive maintenance and replacement of parts. Tradition’s owned and lease-purchase units are serviced at approved vendors according to its Maintenance Program Schedule: (1) A Service – Performed every 35,000 miles, (2) B Service – Performed every 17,500 miles, (3) C Service – Performed every 250,000 miles, and (4) D Service – Performed every 150,000 miles. Tradition believes this approach, coupled with its approved vendors, helps it effectively manage its maintenance cost per mile, keeps drivers on the road efficiently and creates an attractive asset and record for resale.

Motivated management team focused on tactical execution and leadership in the truckload market

Tradition’s senior corporate staff has a combined 110 years of industry knowledge and experience. Tradition’s Chief Executive Officer, Timothy E. Evans, has over 30 years of experience in the transportation and warehousing industry. Joseph Montel, Tradition’s company Secretary and General Counsel has nearly 30 years of experience in transportation, banking, corporate, securities, and real estate. James L. Evans, Tradition’s Vice President, has been involved in the transportation, logistics, and warehousing industry for more than 30 years. Joseph M. Davis, Tradition’s Chief Operating Officer, has more than 20 years of experience in the industry and has been on the operations side for most of that time. Tradition believes its leadership team is well-positioned to execute its strategy and remains a key driver of its financial and operational success.

Customer Relationships

Tradition maintains a diverse customer base that includes a large base of nearly 500 active customers, including Meijer Distribution, Inc. Therma-Tru Corp., Dunham’s Distribution Center, Bridgestone, and C.H. Robinson. Tradition’s customers fall within a broad spectrum of geographies and end markets, including building materials, transportation, automotive, manufacturing, grocery stores, containers and packaging, and food and drink. For the fiscal year ended December 31, 2021, Tradition’s largest customer accounted for approximately 13% of Tradition’s revenue.

Tradition’s Business Strategies

Tradition believes it possesses the ability to scale, infrastructure and service offerings to compete effectively in its markets, its opportunity for further improvement is significant, and its strategies are designed to enhance stockholder value.

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Improve profitability and grow revenue

(i)	Improve asset productivity by using advanced technology to optimize dispatch miles in all cycles and actively upgrade freight mix when volumes permit

(ii)	Control non-essential costs and seek efficiencies throughout the enterprise

(iii)	Pursue driver training and safety initiatives as a core value

(iv)	Continue to leverage Tradition’s service mix to manage through all market cycles

(v)	Grow Tradition’s revenue base organically and prudently with a focus on cross-selling its services with existing customers and pursuing new customer opportunities

Strategic investments and growth strategies

(i)	Tradition currently invests and plans to continue investing in infrastructure as well as administrative/operational and driver recruitment personnel to maintain growth

(ii)	Tradition has a goal of acquiring 200 plus tractors and 400 trailers in 2023 and 2024, through merger and acquisitions opportunities

(iii)	Tradition plans to open deployment centers in Indianapolis Indiana, Savannah Georgia, Nashville Tennessee, and Dallas Texas in 2023 and 2024

(iv)

Tradition looks to acquire a warehouse facility, in Indiana, in 2023 for warehouse operations only, and plans to relocate main operations to a new location in Indiana with the acquisition or construction of new facility

(v)	Tradition plans to explore strategic mergers and acquisitions opportunities in 2023 and 2024 for the additions of terminals in Dallas, TX, the southeastern U.S. and the pacific coast to facilitate driver recruitment, reseating, and related opportunities

(vi)

Tradition plans to determine which marketing platforms provide the best return for its multiple services and products, and Tradition plans to invest in the diversification of its marketing. Tradition currently invest in social media, websites, hub spot CRM platform, trade shows and brochures as Tradition scales its sales force internally and nationally

(vii)	Tradition plans to invest in and grow its manufacturing business and launch U-bolt manufacturing to add more diversification to its products

(viii)	Tradition plans to invest in and grow its drayage business.

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Owner operators

In addition to the company drivers that Tradition employs, it enters into contracts with independent contractors or owner operators, to many of whom Tradition leases tractors. Owner operators may operate their own tractors and provide their services to Tradition under contractual arrangements. Except for generally providing owner operators with the use of its trailers, owner operators are responsible for the ownership and operating expenses of their tractors, and are compensated by Tradition primarily on a rate per mile basis. By operating safely and productively, independent contractors can improve their own profitability and Tradition’s. Tradition believes that the fleet of independent contractors it engages provides significant advantages that primarily arise from the motivation of business ownership. Owner operators tend to produce more miles per tractor per week. As of December 28, 2022, Tradition has approximately 132 owner operators.

Owner operators have access to medical, dental and vision insurance, as well as safety and referral bonus programs.

Human Capital Resources

General

As of December 28, 2022, Tradition has two hundred and fifteen (215) full-time employees. Sixty (60) of the full-time employees are its drivers, and one-hundred twenty-two (122) are office personnel. Tradition also has one hundred and thirty two (132) owner operator drivers. None of Tradition’s employees are covered by a collective bargaining agreement.

To attract and retain the best-qualified talent, Tradition offers competitive benefits, including, medical, dental and vision insurance, as well as life insurance and a 401k. Owner operators have access to medical, dental and vision insurance, as well as safety and referral bonus programs.

In addition to Tradition’s hiring criteria, its tractors are equipped with electronic speed limiters, automatic transmissions, lane departure and collision warning systems, air disc brakes and high performance wide brake drums, electronic roll stability and, more recently, forward-facing cameras.

Trademarks

Tradition has a word mark and a design mark on “Tradition Transportation Company, LLC,” which were registered on March 12, 2019.

Regulation

Transportation Regulations

Tradition’s operations are regulated and licensed by various government agencies, including the Department of Transportation (“DOT”), Environmental Protection Agency (“EPA”) and the Department of Homeland security (“DHS”). These and other federal and state agencies also regulate Tradition’s equipment, operations, drivers and third-party carriers.

The DOT, through the Federal Motor Carrier Safety Administration (“FMCSA”), imposes safety and fitness regulations on Tradition and its drivers, including rules that restrict driver hours-of-service. Changes to such hours-of-service rules can negatively impact Tradition’s productivity and affect its operations and profitability by reducing the number of hours per day or week its drivers may operate and/or disrupt Tradition’s network. However, in August 2019, the FMCSA issued a proposal to make changes to its hours-of-service rules that would allow truck drivers more flexibility with their 30-minute rest break and with dividing their time in the sleeper berth. It also would extend by two hours the duty time for drivers encountering adverse weather, and extend the short haul exemption by lengthening the drivers’ maximum on-duty period from 12 hours to 14 hours.  In June 2020 the FMCSA adopted a final rule substantially as proposed, which became effective in September 2020. Certain industry groups have challenged these rules in court, and it remains unclear what, if anything, will come from such challenges. Any future changes to hours-of-service rules could materially adversely affect Tradition’s results of operations and profitability.

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There are two methods of evaluating the safety and fitness of carriers. The first method is the application of a safety rating that is based on an onsite investigation and affects a carrier’s ability to operate in interstate commerce. Tradition currently has a satisfactory DOT safety rating for Tradition’s U.S. operations under this method, which is the highest available rating under the current safety rating scale. If Tradition were to receive a conditional or unsatisfactory DOT safety rating, it could materially adversely affect its business, as some customers and potential customers may not want to utilize the services of a carrier with such a rating. In January 2016, the FMCSA published a Notice of Proposed Rulemaking outlining a revised safety rating measurement system, which would replace the current methodology. Under the proposed rule, the current three safety ratings of “satisfactory,” “conditional” and “unsatisfactory” would be replaced with a single safety rating of “unfit,” and a carrier would be deemed fit when no rating was assigned. Moreover, the proposed rules would use roadside inspection data in addition to investigations and onsite reviews to determine a carrier’s safety fitness on a monthly basis. Under the current rules, a safety rating can only be given upon completion of a comprehensive onsite audit or review. Under the proposed rules, a carrier would be evaluated each month and could be given an “unfit” rating if the data collected from roadside inspections, investigations and onsite reviews did not meet certain standards. The proposed rule underwent a public comment period extending into May 2016 and several industry groups and lawmakers have expressed their disagreement with the proposed rule, arguing that it violates the requirements of the Fixing America’s Surface Transportation Act (the “FAST Act”), and that the FMCSA must first finalize its review of the Compliance, Safety, Accountability program (“CSA”) scoring system, described in further detail below. Based on this feedback and other concerns raised by industry stakeholders, in March 2017, the FMCSA withdrew the Notice of Proposed Rulemaking related to the new safety rating system. In its notice of withdrawal, the FMCSA noted that a new rulemaking related to a similar process may be initiated in the future. Therefore, it is uncertain if, when or under what form any such rule could be implemented. The FMCSA has also indicated that it is in the early phases of a new study on the causation of crashes. Although it remains unclear whether such study will ultimately be completed, the results of such study could spur further proposed and/or final rules in regard to safety and fitness.

In addition to the safety rating system, the FMCSA has adopted the CSA program as an additional safety enforcement and compliance model that evaluates and ranks fleets on certain safety-related standards. The CSA program analyzes data from roadside inspections, moving violations, crash reports from the last two years and investigation results. The data is organized into seven categories. Carriers are grouped by category with other carriers that have a similar number of safety events (e.g., crashes, inspections or violations) and carriers are ranked and assigned a rating percentile to prioritize them for interventions if they are above a certain threshold. Currently, these scores do not have a direct impact on a carrier’s safety rating. However, the occurrence of unfavorable scores in one or more categories may (i) affect driver recruiting and retention by causing high-quality drivers to seek employment with other carriers, (ii) cause Tradition’s customers to direct their business away from Tradition and to carriers with higher fleet rankings, (iii) subject Tradition to an increase in compliance reviews and roadside inspections, (iv) cause Tradition to incur greater than expected expenses in Tradition’s attempts to improve unfavorable scores or (v) increase Tradition’s insurance expenses, any of which could adversely affect Tradition’s results of operations and profitability.

Under the CSA, these scores were initially made available to the public in five of the seven categories. However, pursuant to the FAST Act which was signed into law in December 2015, the FMCSA was required to remove from public view the previously available CSA scores while it reviews the reliability of the scoring system. During this period of review by the FMCSA, Tradition will continue to have access to its own scores and will still be subject to intervention by the FMCSA when such scores are above the intervention thresholds. A study was conducted and delivered to the FMCSA in June 2017 with several recommendations to make the CSA program more fair, accurate, and reliable. In late June 2018, the FMCSA provided a report to Congress outlining the changes it may make to the CSA program in response to the study. Such changes include the testing and possible adoption of a revised risk modeling theory, potential collection and dissemination of additional carrier data and revised measures for intervention thresholds. The adoption of such changes is contingent on the results of the new modeling theory and additional public feedback. Therefore, it is unclear if, when and to what extent such changes to the CSA program will occur. However, any changes that increase the likelihood of Tradition receiving unfavorable scores could materially adversely affect Tradition’s results of operations and profitability.

In May 2020 the FMCSA announced that effective immediately it is making permanent a pilot program that will not count a crash in which a motor carrier was not at fault when calculating the carrier’s safety measurement profile, called the Crash Preventability Demonstration Program (“CPDP”). The CPDP will expand the types of eligible crashes, modify the Safety Measurement System to exclude crashes with not preventable determinations from the prioritization algorithm and note the not preventable determinations in the Pre-Employment Screening Program. Under the program, carriers with eligible crashes that occurred on or after August 2019, may submit a Request for Data Review with the required police accident report and other supporting documents, photos or videos through the FMCSA’s DataQs website. If the FMCSA determines the crash was not preventable, it will be listed on the Safety Measurement System but not included when calculating a carrier’s Crash Indicator Behavior Analysis and Safety Improvement Category measure in SMS. Additionally, the not preventable determinations will be noted on a driver’s Pre-Employment Screening Program report.

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The final rule requiring the use of ELDs was published in December 2015. This rule required drivers of commercial motor vehicles that are required to keep logs to be ELD-compliant by December 2017. Use of automatic onboard recording devices was permitted until December 2019, at which time use of ELDs became required. Tradition was fully converted to ELDs by the December 2019 deadline. Tradition believes that more effective hours-of-service enforcement under this rule may improve Tradition’s competitive position by causing all carriers to adhere more closely to hours-of-service requirements.

In December 2016, the FMCSA issued a final rule establishing a national clearinghouse for drug and alcohol testing results and requiring motor carriers and medical review officers to provide records of violations by commercial drivers of FMCSA drug and alcohol testing requirements. Motor carriers are required to query the clearinghouse to ensure drivers and driver applicants do not have violations of federal drug and alcohol testing regulations that prohibit them from operating commercial motor vehicles. The final rule became effective in January 2017, with a compliance date in January 2020. In December 2019, however, the FMCSA announced a final rule extending by three years the date for state driver’s licensing agencies to comply with certain Drug and Alcohol Clearinghouse requirements. The December 2016 commercial driver’s license rule required states to request information from the Clearinghouse about individuals prior to issuing, renewing, upgrading or transferring a CDL. This new action will allow states’ compliance with the requirement, which was set to begin January 2020, to be delayed until January 2023. That being said, the FMCSA has indicated it will allow states the option to voluntarily query Clearinghouse information beginning January 2020. The compliance date of January 2020 remained in place for all other requirements set forth in the Clearinghouse final rule; however, upon implementation, the rule may reduce the number of available drivers in an already constrained driver market. Pursuant to a new rule finalized by the FMCSA, effective November 2021, states are required to query the Clearinghouse when issuing, renewing, transferring, or upgrading a commercial driver’s license and must revoke a driver’s commercial driving privileges if such driver is prohibited from driving a motor vehicle for one or more drug or alcohol violations.

In September 2020, the Department of Health and Human Services (“DHHS”) announced proposed mandatory guidelines to allow employers to drug test truck drivers and other federal workers for pre-employment and random testing using hair specimens. However, the proposal also requires a second sample using either urine or an oral swab test if a hair test is positive, if a donor is unable to provide a sufficient amount of hair for faith-based or medical reasons, or due to an insufficient amount or length of hair. The proposal specifically requires that the second test be done simultaneously at the collection event or when directed by the medical review officer after review and verification of laboratory-reported results for the hair specimen. DHHS indicated the two-test approach is intended to protect federal workers from issues that have been identified as limitations of hair testing, and related legal deficiencies identified in two prior court cases. The ATA has voiced concerns with the new guidelines, characterizing them as “weak” and “misguided,” and specially taking issue with the second sample requirement, which the ATA feels diminishes the value of hair testing. It is unclear if, and when, a final rule may be put in place. Any final rule may reduce the number of available drivers. Tradition currently performs urine testing and will continue to monitor any developments in this area to ensure compliance.

Other rules have been recently proposed or made final by the FMCSA, including (i) a rule requiring the use of speed limiting devices on heavy duty tractors to restrict maximum speeds, which was proposed in 2016, and (ii) a rule setting forth minimum driver-training standards for new drivers applying for commercial driver’s licenses for the first time and to experienced drivers upgrading their licenses or seeking a hazardous materials endorsement, which was made final in December 2016, with a compliance date in February 2020. However, in May 2020, the FMCSA approved an interim rule delaying implementation of the final rule by two years which extended the compliance date to February 2022. In July 2017, the DOT announced that it would no longer pursue a speed limiter rule, but left open the possibility that it could resume such a pursuit in the future. In May 2021, however, the Cullum Owings Large Truck Safe Operating Speed Act was reintroduced into the U.S. House of Representatives and would require commercial motor vehicles with a gross weight of more than 26,000 pounds to be equipped with a speed limiter that would limit the vehicle’s speed to no more than 65 M.P.H. The effect of these rules, to the extent they become effective, could result in a decrease in fleet production and driver availability, either of which could materially adversely affect Tradition’s business, financial condition and results of operations.

The Infrastructure Investment and Jobs Act (“IIJA”), signed into law by President Biden in November 2021, created an apprenticeship program for drivers younger than 21 to eventually qualify to drive commercial trucks in interstate commerce. The provision drew certain mechanics from the bills introduced in Congress in 2019 related to lowering the age requirements for interstate commercial driving. The FMCSA announced the establishment of this apprenticeship program in January 2022 in an effort to help the industry’s ongoing driver shortage. The program is open to 18 to 20-year-old drivers who already hold intrastate commercial driver’s licenses and sets a strict training regimen for participating drivers and carriers to comply with. Motor carriers interested in participating must complete an application for participation and submit monthly data on an apprentice’s driver activity, safety outcomes, and additional supporting information. It remains unclear whether any regulatory changes will stem from the apprenticeship program.

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In December 2018, the FMCSA granted a petition filed by the ATA and in doing so determined that federal law does preempt California’s wage and hour laws, and interstate truck drivers are not subject to such laws. The FMCSA’s decision has been appealed by labor groups, and multiple lawsuits have been filed in federal courts seeking to overturn the decision. In January 2021, the Ninth Circuit upheld the FMCSA’s determination that federal law does preempt California’s meal and rest break laws, as applied to drivers of property-carrying commercial motor vehicles. Other current and future state and local wage and hour laws, including laws related to employee meal breaks and rest periods, may also vary significantly from federal law. Further, driver piece rate compensation, which is an industry standard, has been attacked as non-compliant with state minimum wage laws and lawsuits have recently been filed and/or adjudicated against carriers demanding compensation for sleeper berth time, layovers, rest breaks and pre-trip and post-trip inspections, the outcome of which could have major implications for the treatment of time that drivers spend off-duty (whether in a truck’s sleeper berth or otherwise) under applicable wage laws. Both of these issues adversely impact Tradition and the industry as a whole, with respect to the practical application of the laws, thereby resulting in additional cost. As a result, Tradition, along with other companies in Tradition’s industry, are subject to an uneven patchwork of wage and hour laws throughout the United States. In the past, certain legislators have proposed federal legislation to preempt state and local wage and hour laws; however, passage of such legislation is uncertain. Tradition’s fleet currently complies with all local laws.

Tax and other regulatory authorities, as well as independent contractors themselves, have increasingly asserted that independent contractor drivers in the trucking industry are employees rather than independent contractors. Federal legislation has been introduced in the past that would make it easier for tax and other authorities to reclassify independent contractors as employees, including legislation to increase the recordkeeping requirements for those that engage independent contractor drivers and to increase the penalties for companies who misclassify their employees and are found to have violated employees’ overtime and/or wage requirements. The most recent example being the Protecting the Rights to Organize (“PRO”) Act, which was passed by the House of Representatives and received by the Senate in March 2021 and remains with the Senate’s Committee on Health, Education, Labor, and Pensions.  The PRO Act proposes to apply the “ABC Test” for classifying workers under Federal Fair Labor Standards Act claims.  It is unknown whether any of the proposed legislation will become law or whether any industry-based exemptions from any resulting law will be granted. Additionally, federal legislators have sought to abolish the current safe harbor allowing taxpayers meeting certain criteria to treat individuals as independent contractors if they are following a long-standing, recognized practice, extend the Fair Labor Standards Act to independent contractors and impose notice requirements based on employment or independent contractor status and fines for failure to comply. Some states have put initiatives in place to increase their revenue from items such as unemployment, workers’ compensation and income taxes and a reclassification of independent contractors as employees would help states with this initiative.

Recently, courts in certain states have issued decisions that could result in a greater likelihood that independent contractors would be judicially classified as employees in such states. In September 2019, California enacted A.B. 5 (“AB5”), a new law that changed the landscape of the state’s treatment of employees and independent contractors. AB5 provides that the three-pronged “ABC Test” must be used to determine worker classification in wage-order claims. Under the ABC Test, a worker is presumed to be an employee—and the burden to demonstrate their independent contractor status is on the hiring company through satisfying all 3 of the following criteria:

(i)	the worker is free from control and direction in the performance of services; and

(ii)	the worker (i) the worker is free from control and direction in the performance of services; and is performing work outside the usual course of the business of the hiring company; and

(iii)	the worker is customarily engaged in an independently established trade, occupation, or business.

How AB5 will be enforced is still to be determined. In January 2021, however, the California Supreme Court ruled that the ABC Test could apply retroactively to all cases not yet final as of the date the original decision was rendered, April 30, 2018. While AB5 was set to go into effect in January 2020, a federal judge in California issued a preliminary injunction barring the enforcement of AB5 on the trucking industry while the California Trucking Association (“CTA”) moves forward with its suit seeking to invalidate AB5. The Ninth Circuit Court of Appeals rejected the reasoning behind the injunction in April 2021, ruling that AB5 is not pre-empted by federal law, but granted a stay of the AB5 mandate in June 2021 (preventing its application and temporarily continuing the injunction) while the CTA petitioned the U.S. Supreme Court (the “Supreme Court”) to review the decision. In November 2021, the Supreme Court requested that the U.S. solicitor general weigh in on the case. The injunction was lifted on August 29, 2022. There is not yet much clarity on how AB5 will be enforced. Further, the matter is not settled, as the CTA is pursuing the case from the beginning and has requested another injunction. It is also possible AB5 will spur similar legislation in states other than California, which could adversely affect Tradition’s results of operations and profitability.

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Further, class actions and other lawsuits have been filed against certain members of the trucking industry seeking to reclassify independent contractors as employees for a variety of purposes, including workers’ compensation and health care coverage. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status. If independent contractors Tradition contracts with are determined to be employees, Tradition would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

Environmental Regulations

From time to time Tradition engages in the transportation of hazardous substances, most notably molten aluminum. Additionally, some of Tradition’s tractor terminals are located in areas where groundwater or other forms of environmental contamination could occur. Tradition’s operations involve the risks of fuel spillage or seepage, environmental damage, and hazardous waste disposal, among others. Certain of Tradition’s facilities have wash facilities, waste oil or fuel storage tanks and fueling islands. If Tradition is involved in a spill or other accident involving hazardous substances, if there are releases of hazardous substances Tradition transports, if soil or groundwater contamination is found at Tradition’s facilities or results from Tradition’s operations, or if Tradition is found to be in violation of applicable laws or regulations, Tradition could be subject to cleanup costs and liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on Tradition’s business, financial condition and results of operations.

In August 2011, the National Highway Traffic Safety Administration (the “NHTSA”) and the EPA adopted a new rule that established the first-ever fuel economy and greenhouse gas standards for medium and heavy-duty vehicles, including the tractors Tradition employs (the “Phase 1 Standards”). The Phase 1 Standards apply to tractor model years 2014 to 2018 and require the achievement of an approximate 20 percent reduction in fuel consumption by the 2018 model year, which equates to approximately four gallons of fuel for every 100 miles traveled. In addition, in February 2014, President Obama announced that his administration would begin developing the next phase of tighter fuel efficiency and greenhouse gas standards for medium-and heavy-duty tractors and trailers (the “Phase 2 Standards”). In October 2016, the EPA and NHTSA published the final rule mandating that the Phase 2 Standards will apply to trailers beginning with model year 2018 and tractors beginning with model year 2021. The Phase 2 Standards require nine percent and 25 percent reductions in emissions and fuel consumption for trailers and tractors, respectively, by 2027. The final rule was effective in December 2016, but has since faced challenges and delays.  In October 2017, the EPA announced a proposal to repeal the Phase 2 Standards as they relate to gliders (which mix refurbished older components, including transmissions and pre-emission-rule engines, with a new frame, cab, steer axle, wheels, and other standard equipment). The outcome of such proposal is still undetermined. Additionally, implementation of the Phase 2 Standards as they relate to trailers has been challenged in the U.S. Court of Appeals for the District of Columbia. In November 2021, a panel for the U.S. Court of Appeals for the District of Columbia ruled in favor of the association challenging the standards and vacated all portions of the Phase 2 Standards that applied to trailers, and consequently, the Phase 2 Standards will only require reductions in emissions and fuel consumption for tractors.

In January 2020, the EPA announced it is seeking input on reducing emissions of nitrogen oxides and other pollutants from heavy-duty trucks. The EPA anticipates taking final action on the new plan, commonly referred to as the “Cleaner Trucks Initiative.” On August 5, 2021, U.S. EPA announced an update to the Cleaner Trucks Initiative called the Clean Trucks Plan. The Clean Trucks Plan plans to reduce GHG and other harmful air pollutants from heavy-duty trucks through a series of rulemakings over the next three years. Further, the EPA is targeting 2027 for these new standards to take effect and is also working on enacting more stringent greenhouse gas emission standards (beginning with model year 2030 vehicles) by the end of 2024.

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The California Air Resources Board (“CARB”) also adopted emission control regulations that will be applicable to all heavy-duty tractors that pull 53-foot or longer box-type trailers within the State of California. The tractors and trailers subject to these CARB regulations must be either EPA SmartWay certified or equipped with low-rolling resistance tires and retrofitted with SmartWay-approved aerodynamic technologies. Enforcement of these CARB regulations for 2011 model year equipment began in January 2010 and have been phased in over several years for older equipment. In addition, in February 2017 CARB proposed “California Phase 2” standards that would generally align with the federal Phase 2 Standards, with some minor additional requirements, and as proposed would stay in place even if the federal Phase 2 Standards are affected. In February 2019, the California Phase 2 standards became final. Thus, even though the trailer provisions of the Phase 2 Standards were removed, Tradition will still need to ensure that Tradition’s fleet that operates in California is compliant with the California Phase 2 standards, which may result in increased equipment costs and could adversely affect Tradition’s operating results and profitability. CARB has also recently announced intentions to adopt regulations ensuring that 100% of tractors operating in California are operating with battery or fuel cell-electric engines in the future. Whether these regulations will ultimately be adopted remains unclear. Tradition will continue monitoring its compliance with the CARB regulations. Federal and state lawmakers also have proposed potential limits on carbon emissions under a variety of climate-change proposals. Compliance with such regulations has increased the cost of Tradition’s new tractors, may increase the cost of any new trailers that will operate in California, and could impair equipment productivity and increase Tradition’s operating expenses. These adverse effects, combined with the uncertainty as to the reliability of the newly designed diesel engines and the residual values of these vehicles, could materially increase Tradition’s costs or otherwise materially adversely affect Tradition’s business, financial condition and results of operations. In June 2020 CARB also passed the Advanced Clean Trucks (“ACT”) regulation, which became effective in March 2021 and generally requires original equipment manufacturers to begin shifting towards greater production of zero-emission heavy duty tractors starting in 2024. Under ACT, by 2045, every new tractor sold in California will need to be zero-emission. While ACT does not apply to those simply operating tractors in California, it could affect the cost and/or supply of traditional diesel tractors and may lead to similar legislation in other states or at the federal level.

In order to reduce exhaust emissions, some states and municipalities have begun to restrict the locations and amount of time where diesel-powered tractors may idle. These restrictions could force Tradition to purchase on-board power units that do not require the engine to idle or to alter Tradition’s drivers’ behavior, which could result in increased costs.

In addition to the foregoing laws and regulations, Tradition’s operations are subject to other federal, state and local environmental laws and regulations, many of which are implemented by the EPA and similar state agencies. Such laws and regulations generally govern the management and handling of hazardous materials, discharge of pollutants into the air, surface water and other environmental media, and groundwater preservation and disposal of certain various substances. Tradition does not believe that its compliance with these statutory and regulatory measures has had a material adverse effect on its business, financial condition and results of operations.

Food Safety Regulations

In April 2016, the Food and Drug Administration (“FDA”) published a final rule establishing requirements for shippers, loaders, carriers by motor vehicle and rail vehicle and receivers engaged in the transportation of food, to use sanitary transportation practices to ensure the safety of the food they transport as part of the Food Safety Modernization Act (“FSMA”). This rule sets forth requirements related to (i) the design and maintenance of equipment used to transport food, (ii) the measures taken during food transportation to ensure food safety, (iii) the training of carrier personnel in sanitary food transportation practices and (iv) maintenance and retention of records of written procedures, agreements and training related to the foregoing items. These requirements took effect for larger carriers such as Tradition in April 2017. The FSMA is applicable to Tradition not only as a carrier, but Tradition is also considered a shipper when acting in the role of broker. Tradition believes it has been in compliance with the FSMA since the compliance date. However, if Tradition is found to be in violation of applicable laws or regulations related to the FSMA or if Tradition transports food or goods that are contaminated or are found to cause illness and/or death, Tradition could be subject to substantial fines, lawsuits, penalties and/or criminal and civil liability, any of which could have a material adverse effect on its business, financial condition and results of operations.

As the FDA continues its efforts to modernize food safety, it is likely additional food safety regulations will take effect in the future. In July 2020, the FDA released its “New Era of Smarter Food Safety” blueprint, which creates a ten year roadmap to create a more digital, traceable and safer food system. This blueprint builds on the work done under the FSMA, and while it is still unclear what, if any, changes to the current governing framework may ultimately take effect, further regulation in this area could negatively affect Tradition’s business by increasing its compliance obligations and related expenses going forward.

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Executive and Legislative Climate

On August 16, 2022, President Biden signed into law the Inflation Reduction Act (“IRA”). The IRA seeks to reduce the carbon emissions in the U.S. by roughly 40% by 2030. It incentivizes the use of alternative forms of fuel, such as biodiesel and renewable fuel mixtures, and provides a tax credit for battery electric or hydrogen fuel cell heavy-duty vehicles. Electric trucks are still more expensive than diesel trucks, and some states, like California and Texas have had issues with their power grids, which have affected electric vehicles. Tradition will need to monitor the price of tractors and fuel to determine whether electric trucks will be practical for its use in the near future.

President Biden also has indicated an intention to make substantial changes to the current U.S. tax laws during his administration, including changes to the way capital gains are treated. Any changes to U.S. tax laws may have an adverse impact on Tradition’s business and profitability.

The United States Mexico Canada Agreement (“USMCA”) was entered into effect in July 2020.  The USMCA is designed to modernize food and agriculture trade, advance rules of origin for automobiles and trucks, and enhance intellectual property protections, among other matters, according to the Office of the U.S. Trade Representative. It is difficult to predict at this stage what could be the impact of the USMCA on the economy, including the transportation industry.  However, given the amount of North American trade that moves by truck, it could have a significant impact on supply and demand in the transportation industry, and could adversely impact the amount, movement and patterns of freight Tradition transports.

The IIJA was signed into law by President Biden in November 2021.  The roughly $1.2 trillion bill contains an estimated $550 billion in new spending, which will impact transportation. In particular, it dedicates more than $100 billion for surface transportation networks and roughly $66 billion for freight and passenger rail operations. Among provisions in the law specific to trucking is the aforementioned apprenticeship program for drivers younger than 21 to eventually qualify to drive commercial trucks in interstate commerce. It remains unclear how the IIJA will be implemented into and effect Tradition’s industry. The IIJA may result in increased compliance and implementation related expenses, which could have a negative impact on Tradition’s operations.

Given COVID-19’s considerable effect on Tradition’s industry, the FMCSA issued and/or extended various temporary responsive measures throughout the year. Although, to date, these measures have largely been enacted in order to assist industry participants in operating under adverse circumstances, any further responsive measures remain unclear and could have a negative impact on Tradition’s operations.

In November 2021, the U.S. Department of Labor’s Occupational Safety and Health Administration (“OSHA”) published an emergency temporary standard (the “Emergency Rule”) requiring all employers with at least 100 employees to ensure that their employees are fully vaccinated or require any employees who remain unvaccinated to produce a negative COVID-19 test result on at least a weekly basis before coming to work.  The Emergency Rule has been blocked by the Supreme Court. Effective January 2022, the U.S. is prohibiting unvaccinated foreigners from crossing the U.S.-Mexico border and U.S.-Canada border. Furthermore, effective January 2022, Canada is prohibiting unvaccinated foreigners, including U.S. citizens, from crossing their border. These border requirements, as well as any future vaccination, testing or mask mandates that are allowed to go into effect, could, among other things, (i) cause Tradition’s unvaccinated employees to go to smaller employers, if such employers are not subject to future mandates, or leave Tradition or the trucking industry, especially Tradition’s unvaccinated drivers, (ii) result in logistical issues, increased expenses, and operational issues from arranging for weekly tests of Tradition’s unvaccinated employees, especially its unvaccinated drivers, (iii) result in increased costs for recruiting and retention of drivers, as well as the cost of weekly testing, and (iv) result in decreased revenue if Tradition is unable to recruit and retain drivers.  Any vaccination, testing or mask mandates that are interpreted as applying to drivers would significantly reduce the pool of drivers available to Tradition and its industry, which would further impact the extreme shortage of available drivers.   Accordingly, any vaccination, testing or mask mandates, if allowed to go into effect, could have a material adverse effect on Tradition’s business, financial condition, and results of operations.

For further discussion regarding these laws and regulations, please see the section entitled “Item 1A. Risk Factors.”

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Seasonality

In the trucking industry, revenue has historically decreased as customers reduce shipments following the winter holiday season and as inclement weather impedes operations. At the same time, operating expenses have generally increased, with fuel efficiency declining because of engine idling and weather, causing more physical damage equipment repairs and insurance claims and costs. For the reasons stated, first quarter results historically have been lower than results in each of the other three quarters of the year. Over the past several years, Tradition has seen increases in demand at varying times, including surges between Thanksgiving and the year-end holiday season.

Manufacturing

As described above in “EDSCO Purchase and Sale,” Tradition’s wholly owned subsidiary, Anthem Anchor Bolts and Fasteners, LLC, is a manufacturer of bolts, nuts, and fasteners, and creates custom plates, cages, and embeds. Most of Tradition’s customers are in the construction and manufacturing markets. The construction market includes general, electrical, plumbing, sheet metal, and road contractors. Tradition is not reliant on any number of customers. The manufacturing market includes both original equipment manufacturers and maintenance and repair operations. This business is highly competitive. Competitors include both large distributors located primarily in large cities and smaller distributors located in cities throughout the United States. Tradition believes that the principal competitive factors affecting the markets for its products are customer service and convenience. Tradition is not reliant on any single vendor. This is not a seasonal business.

ITEM 1A. RISK FACTORS

The following is a summary of certain risk factors relating to the activities of our Company and Tradition, our wholly owned subsidiary, and the ownership of the Company’s securities which should be carefully considered before making an investment decision relating to the Company’s securities and must be read in conjunction with, the detailed information appearing elsewhere in this Form 8-K including the Financial Statements and accompanying notes. The risks and uncertainties described below are those the Company and Tradition currently believe to be material, but they are not the only ones Tradition and the Company face.

Risks Generally Related to the Company’s and Tradition’s Business and Industry

We only have one member of our senior management team and two members of the board of directors.

Our senior management team consists of our Chief Executive Officer, President, Treasurer, and Secretary, Stephen W. Carnes. He also serves as our director with Robert Morris. We would benefit from having a larger board of directors that could bring additional perspective and knowledge. Lacking that perspective and experience will make it difficult for our Company to grow. If Stephen W. Carnes was to leave the Company, this could adversely affect our business and the results of operations. Further, Stephen W. Carnes may not commit full time to our affairs. In addition, potential conflicts of interest could create the risk that management may have an incentive to act adversely to the interests of other non-management stockholders, if any. A conflict of interest may arise between management’s personal pecuniary interest and its fiduciary duty to stockholders.

Stockholders will not receive disclosure or information regarding a prospective business.

Management is not required to and will not provide shareholders with disclosure or information regarding prospective business opportunities. Moreover, a prospective business opportunity may not result in a benefit to shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

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We likely will complete only the acquisition of Tradition.

Given our limited financial resources, which have mainly been provided by our Chief Executive Officer, our competition with similar companies that are looking for potential acquisitions and have more resources than us, and other considerations, it is likely we will only complete only the acquisition of Tradition. Accordingly, the prospects for our success may be solely dependent upon the performance of Tradition. In this case, we will not be able to diversify our operations or benefit from the possible diversification of risks or offsetting of losses, unlike other entities which may have the resources to complete several business transactions or asset acquisitions in different industries or different areas of a single industry so as to diversify risks and offset losses.

Tradition’s business is subject to economic, business and regulatory factors affecting the truckload industry that are largely beyond its control, any of which could have a material adverse effect on its results of operations.

The truckload industry is highly cyclical, and Tradition’s business is dependent on a number of factors that may have a negative impact on its results of operations, many of which are beyond its control. Tradition believes that some of the most significant of these factors are economic changes that affect supply and demand in transportation markets that could have a material adverse effect, such as:

Economic conditions that decrease shipping demand or increase the supply of available tractors and trailers can exert downward pressure on rates and equipment utilization, thereby decreasing asset productivity. The risks associated with these factors are heightened when the U.S. economy is weakened. Some of the principal risks during such times are as follows:

(i)	Tradition may experience low overall freight levels, which may impair Tradition’s asset utilization;

(ii)	certain of Tradition’s customers may face credit issues and cash flow problems that may lead to payment delays, increased credit risk, bankruptcies and other financial hardships that could result in even lower freight demand and may require us to increase Tradition’s allowance for doubtful accounts;

(iii)	freight patterns may change as supply chains are redesigned, resulting in an imbalance between Tradition’s capacity and Tradition’s customers’ freight demand;

(iv)	customers may solicit bids for freight from multiple trucking companies or select competitors that offer lower rates from among existing choices in an attempt to lower their costs, and Tradition might be forced to lower its rates or lose freight; and

(v)	Tradition may be forced to accept more loads from freight brokers, where freight rates are typically lower, or may be forced to incur more non-revenue miles to obtain loads.

Tradition is also subject to cost increases outside its control that could materially reduce its profitability if Tradition is unable to increase Tradition’s rates sufficiently. Such cost increases include, but are not limited to, increases in fuel prices, driver and office employee wages, purchased transportation costs, interest rates, taxes, tolls, license and registration fees, insurance, revenue equipment and related maintenance, tires and other components and healthcare and other benefits for Tradition’s employees. Further, Tradition may not be able to appropriately adjust Tradition’s costs to changing market demands. In order to maintain high variability in Tradition’s business model, it is necessary to adjust staffing levels to changing market demands. In periods of rapid change, it is more difficult to match Tradition’s staffing level to its business needs. Further, Tradition may not be able to appropriately adjust its costs to changing market demands.

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In addition, events outside Tradition’s control, such as deterioration of U.S. transportation infrastructure and reduced investment in such infrastructure, strikes or other work stoppages at Tradition’s facilities or at customer, port, border or other shipping locations, pandemics, armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state or heightened security requirements could lead to wear, tear and damage to Tradition’s equipment, driver dissatisfaction, reduced economic demand and freight volumes, reduced availability of credit, increased prices for fuel or temporary closing of the shipping locations or U.S. borders. Such events or enhanced security measures in connection with such events could impair Tradition’s operating efficiency and productivity and result in higher operating costs.

Regarding Tradition’s manufacturing business, a downturn in the economy and other factors may affect customer spending, which could harm Tradition’s operating results.

In general, Tradition’s sales represent spending on discretionary items or consumption needs by its customers. This spending is affected by many factors, including, among others:

(i)	general business conditions,

(ii)	interest rates,

(iii)	inflation,

(iv)	the availability of consumer credit,

(v)	taxation,

(vi)	fuel prices and electrical power rates,

(vii)	unemployment trends,

(viii)	terrorist attacks and acts of war, and

(ix)	other matters that influence consumer confidence and spending.

A downturn or political conflict regionally, nationally, or internationally could negatively impact sales.

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Tradition operates in the highly competitive and fragmented truckload carrier industry, and numerous competitive factors could impair its ability to improve its profitability and materially adversely affect its results of operations.

Numerous competitive factors could impair Tradition’s ability to improve its profitability and materially adversely affect its results of operations, including:

(i)	Tradition competes with many other truckload carriers of varying sizes and service offerings and, to a lesser extent, with (i) less-than-truckload carriers and (ii) other transportation and brokerage companies, several of which have access to more equipment and greater capital resources than Tradition does;

(ii)	maintaining or expanding Tradition’s business or Tradition may be required to reduce its freight rates in order to maintain business and keep its equipment productive;

(iii)	Tradition may increase the size of its fleet during periods of high freight demand during which its competitors also increase their capacity, and Tradition may experience losses in greater amounts than such competitors during subsequent cycles of softened freight demand if Tradition is required to dispose of assets at a loss to match reduced freight demand;

(iv)	Tradition may have difficulty recruiting and retaining drivers because upgrades of its tractor fleet to match or exceed those of its competitors may not increase its cost savings or profitability;

(v)	some of Tradition’s larger customers are other transportation companies and/or also operate their own private trucking fleets, and they may decide to transport more of their own freight;

(vi)	some shippers have reduced or may reduce the number of carriers they use by selecting preferred carriers as approved service providers or by engaging dedicated providers, and Tradition may not be selected;

(vii)	consolidation in the trucking industry may create other large carriers with greater financial resources and other competitive advantages, and Tradition may have difficulty competing with them;

(viii)	Tradition’s competitors may have better safety records than Tradition or a perception of better safety records;

(ix)	competition from freight brokerage companies may materially adversely affect Tradition’s customer relationships and freight rates;

(x)	new digital entrants with cheaper sources of capital could inhibit Tradition’s ability to compete;

(xi)	Tradition’s competitors may have better technology that may lead to increased operating efficiencies, reduced costs, a better ability to recruit drivers and more demand for their services; and

(xii)	economies of scale that procurement aggregation providers may pass on to smaller carriers may improve such carriers’ ability to compete with Tradition.

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Regarding Tradition’s manufacturing business, Tradition may not be able to compete effectively against its competitors, which could harm its business and operating results.

The industrial, construction, and maintenance supply industry, although consolidating, still remains a large, fragmented industry that is highly competitive. Tradition believes that sales of industrial, construction, and maintenance industry supplies will become more concentrated over the next few years, which may make the industry even more competitive. Tradition’s current or future competitors include companies with similar or greater market presence, name recognition, and financial, marketing, and other resources, and Tradition believes they will continue to challenge Tradition with their product selection, financial resources, and services. Increased competition or the adoption by competitors of aggressive pricing strategies and sale methods could cause us to lose market share or to reduce Tradition’s prices or increase its spending, thus eroding its margins.

Tradition may not be able to effectively manage and implement its organic growth strategies.

While Tradition currently believes it can grow its profits and cash flows organically through further penetration of existing customers and by expanding its customer base, Tradition may not be able to effectively and successfully implement such strategies and realize its stated goals. Tradition’s goals may be negatively affected by a failure to further penetrate its existing customer base, cross-sell its service offerings, pursue new customer opportunities, manage the operations and expenses of new or growing service offerings or otherwise achieve growth of its service offerings. Successful execution of Tradition’s business strategies may not result in Tradition achieving its current business goals.

Tradition has several major customers, the loss of one or more of which could have a material adverse effect on its business.

A significant portion of Tradition’s operating revenue is generated from a number of major customers, the loss of one or more of which could have a material adverse effect on its business. For fiscal year 2021, Tradition’s largest customer accounted for approximately 13% of its operating revenue. Economic and capital markets conditions may adversely affect Tradition’s customers and their ability to remain solvent. Tradition’s customers’ financial difficulties can negatively impact its business and operating results and financial condition. Generally, Tradition does not have contractual relationships with its customers that guarantee any minimum volumes, and its customer relationships may not continue as presently in effect. Tradition generally does not have long-term contractual relationships with its customers, including its dedicated customers, and certain of these contracts contain clauses that permit cancellation on a short-term basis without cause, and accordingly any of its customers may not continue to utilize its services, renew its existing contracts or continue at the same volume levels. Despite the existence of contract arrangements with Tradition’s customers, certain of its customers may nonetheless engage in competitive bidding processes that could negatively impact its contractual relationship. In addition, certain of Tradition’s major customers may increasingly use their own truckload and delivery fleets, which would reduce its freight volumes. A reduction in or termination of Tradition’s services by one or more of its major customers could have a material adverse effect on Tradition’s business and operating results.

Tradition’s profitability may be materially adversely impacted if its capital investments do not match customer demand for invested resources or if there is a decline in the availability of funding sources for these investments.

Tradition’s operations require significant investments. The amount and timing of capital investments depend on various factors, including anticipated volume levels and the price and availability of assets. If anticipated demand differs materially from actual usage, Tradition’s capital-intensive Freight Transportation segment may have too much or too little capacity. Moreover, across Tradition’s reportable segments resource requirements vary with customer demand, which may be subject to seasonal or general economic conditions. Tradition’s ability to properly select freight and adapt to changes in customer transportation requirements is important to efficiently deploy resources and make capital investments in trucks, trailers, and containers (with respect to Tradition’s Freight Transportation segment) or obtain qualified third-party capacity at a reasonable price (with respect to Tradition’s Brokerage segment). Although Tradition’s business volume is not highly concentrated, its customers’ financial failures or loss of customer business may also affect it.

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Tradition may not be able to successfully implement its company growth strategy of diversifying its revenue base and expanding its capabilities.

Tradition’s company growth strategy entails selectively diversifying its revenue base, as Tradition has done with its service offerings, and venturing into the manufacturing space. This strategy involves certain risks, and Tradition may not overcome these risks, in which case Tradition’s business, financial position and operating results could be materially and adversely affected. In connection with Tradition’s company growth strategy, Tradition has in the past made selective acquisitions, made new investments in technology and in office, service and warehouse centers, increased sales and marketing efforts and hired new drivers and associates. Tradition expects to continue to pursue its company growth strategy, and this exposes Tradition to certain risks, including:

(i)	making significant capital expenditures, which could require substantial capital and cash flow that Tradition may not have or may not be able to obtain on satisfactory terms;

(ii)	growth may strain Tradition’s management, capital resources, information systems and customer service;

(iii)	hiring new managers, drivers and other associates, including in specialty equipment services, may increase training and compliance costs and may result in temporary inefficiencies until those associates become proficient in their jobs;

(iv)

specialty transport of hazardous materials, which subjects Tradition to environmental, health and safety laws and regulations by governmental authorities and, in the event of an accidental release of these commodities, could result in significant loss of life and extensive property damage as well as environmental remediation obligations; and

(v)	expanding Tradition’s service offerings may require it to encounter new competitive challenges in markets in which Tradition has not previously operated or with which it is unfamiliar.

Fluctuations in the price or availability of fuel or surcharge collection may increase Tradition’s costs of operations, which could materially adversely affect its profitability.

Fuel is one of Tradition’s largest operating expenses. Diesel fuel prices fluctuate greatly due to factors beyond Tradition’s control, such as supply and demand, political events, terrorist activities, armed conflicts, commodity futures trading, depreciation of the dollar against other currencies, weather events and other natural disasters, which could increase in frequency and severity due to climate change, as well as other man-made disasters, each of which may lead to an increase in the cost of fuel. Fuel prices also are affected by the rising demand for fuel in developing countries, including China, and could be materially adversely affected by the use of crude oil and oil reserves for purposes other than fuel production and by diminished drilling activity. Such events may lead not only to increases in fuel prices, but also to fuel shortages and disruptions in the fuel supply chain. Because Tradition’s operations are dependent upon diesel fuel, significant diesel fuel cost increases, shortages, rationings, or supply disruptions would materially adversely affect Tradition’s business, financial condition and results of operations.

Increases in fuel costs, to the extent not offset by rate per mile increases or fuel surcharges, have a material adverse effect on Tradition’s operations and profitability. While Tradition has fuel surcharge programs in place with a majority of Tradition’s customers, which historically have helped Tradition offset the majority of the negative impact of rising fuel prices associated with loaded or billed miles, Tradition also incurs fuel costs that cannot be recovered even with respect to customers with which Tradition maintains fuel surcharge programs, such as those associated with non-revenue generating miles, the time when Tradition’s engines are idling and fuel for refrigeration units on Tradition’s refrigerated trailers. Moreover, the terms of each customer’s fuel surcharge program vary, and certain customers have sought to modify the terms of their fuel surcharge programs to minimize recoverability for fuel price increases. In addition, because Tradition’s fuel surcharge recovery lags behind changes in fuel prices, Tradition’s fuel surcharge recovery may not capture the increased costs Tradition pays for fuel, especially when prices are rising. This could lead to fluctuations in Tradition’s levels of reimbursement, which have occurred in the past. During periods of low freight volumes, shippers can use their negotiating leverage to impose fuel surcharge policies that provide a lower reimbursement of Tradition’s fuel costs. There is no assurance that Tradition’s fuel surcharge program can be maintained indefinitely or will be sufficiently effective. Tradition’s results of operations would be negatively affected to the extent Tradition cannot recover higher fuel costs or fail to improve Tradition’s fuel price protection through its fuel surcharge program.

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Regarding Tradition’s manufacturing business, increases in energy costs and the cost of raw materials used in its products could impact its cost of goods and distribution and occupancy expenses, which may result in lower operating margins.

Costs of raw materials used in Tradition’s products (e.g., steel) and energy costs have been rising during the last several years, which has resulted in increased production costs for Tradition’s vendors. Those vendors typically look to pass their increased costs along to Tradition through price increases. The fuel costs of Tradition’s distribution operation have risen as well. While Tradition typically tries to pass increased vendor prices and fuel costs through to its customers or to modify Tradition’s activities to mitigate the impact, Tradition may not be successful. Failure to fully pass these increased prices and costs through to Tradition’s customers or to modify its activities to mitigate the impact would have an adverse effect on Tradition’s operating margins.

Difficulties attracting and retaining qualified drivers, including through owner-operators, could materially adversely affect Tradition’s profitability and ability to maintain or grow its fleet.

Like many truckload carriers, from time to time Tradition may experience difficulty in attracting and retaining sufficient numbers of qualified drivers, including through owner-operators, and driver shortages may recur in the future. Tradition’s challenge with attracting and retaining qualified drivers stems from intense market competition and Tradition’s driver quality standards, which subjects Tradition to increased payments for driver compensation and owner-operator contracted rates. Failure to recruit high-quality, safe drivers that meet Tradition’s testing standards could diminish the safety of its fleet and could have a materially adverse effect on its customer relationships and its business.

Tradition’s company drivers are generally compensated on a per-mile basis, and the rate per-mile generally increases with the drivers’ length of service. Owner-operators contracting with Tradition are generally compensated on a percentage of revenue basis. The compensation Tradition offers its drivers and owner-operators is also subject to market conditions and labor supply. Tradition may in future periods increase company driver and owner-operator compensation, which will be more likely to the extent that economic conditions improve and industry regulation exacerbates driver shortages forcing driver compensation higher. The average trucking company will have a turnover rate of roughly 95% annually. Tradition’s turnover rate, one-hundred and twenty-four percent (124%), in the last twelve (12) months, requires Tradition to continually recruit a substantial number of company drivers in order to operate Tradition’s revenue-producing fleet equipment, including trucks and specialty equipment. If Tradition is unable to continue to attract and retain a sufficient number of high-quality company drivers, and contract with suitable owner-operators, Tradition could be required to adjust its compensation packages, or operate with fewer trucks and face difficulty meeting shipper demands, all of which could adversely affect Tradition’s profitability and ability to maintain its size or grow.

Tradition’s use of owner-operators to provide a portion of its truck fleet exposes it to different risks than it faces with its owned trucks.

Tradition may contract with more owner-operators and use more owner-operator trucks than some of its competitors. Tradition is therefore more dependent on owner-operator trucks than some of its competitors. Failure to maintain owner-operator business and relationships and increased industry competition for owner-operators could have a materially adverse effect on Tradition’s operating results.

During times of increased economic activity, Tradition faces heightened competition for owner-operators from other carriers. To the extent Tradition’s turnover increases, Tradition may be required to increase owner-operator compensation or take other measures to remain an attractive option for owner-operators. If Tradition cannot attract sufficient owner-operators, or it becomes economically difficult for owner-operators to survive, Tradition may not be able to maintain the percentage of Tradition’s fleet provided by owner-operators or maintain Tradition’s delivery schedules.

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Tradition provides financing to certain qualified owner-operators who qualify for financing in order to lease trucks from Tradition. If Tradition is unable to provide such financing in the future, due to liquidity constraints or other restrictions, Tradition may experience a decrease in the number of owner-operators available to fully operate its assets. Further, if owner-operators operating the trucks Tradition finance default under or otherwise terminate the financing arrangement and Tradition is unable to find a replacement owner-operator, Tradition may incur losses on amounts owed to Tradition with respect to the truck in addition to any losses Tradition may incur as a result of the idling of the truck.

Tradition’s lease contracts with owner-operators are governed by federal and other leasing regulations, which impose specific requirements on us and owner-operators. It is possible that Tradition could face lawsuits alleging the violation of leasing obligations or failure to follow the contractual terms, which could result in liability.

Tradition utilizes owner-operators to complete its services. These owner-operators are subject to similar regulation requirements, such as the electronic on-board recording and driver Hours of Service (HOS) requirements that apply to larger carriers, which may have a more significant impact on their operations, causing them to exit the transportation industry. Aside from when these third parties may use Tradition’s trailing equipment to fulfill loads, Tradition does not own the revenue equipment or control the drivers delivering these loads. The inability to obtain reliable third-party owner-operators could have a material adverse effect on Tradition’s operating results and business growth.

Tradition depends on third-party service providers, particularly in Tradition’s Brokerage segment, and service instability from these providers could increase Tradition’s operating costs and reduce its ability to offer brokerage services, which could materially adversely affect its revenue, business, financial condition, results of operations and customer relationships.

Tradition’s Brokerage Services segment is dependent upon the services of third-party carriers, including other truckload carriers. For this business, Tradition does not own or control the transportation assets that deliver to Tradition’s customers’ freight and Tradition does not employ the providers directly involved in delivering the freight. These third-party providers may seek other freight opportunities and/or require increased compensation in times of improved freight demand or tight truckload capacity. If Tradition is unable to secure the services of these third parties or if Tradition becomes subject to increases in the prices Tradition must pay to secure such services, its business, financial condition and results of operations may be materially adversely affected, and Tradition may be unable to serve its customers on competitive terms. Tradition’s ability to secure sufficient equipment or other transportation services may be affected by many risks beyond Tradition’s control, including equipment shortages, increased equipment prices, new entrants with different business models, interruptions in service due to labor disputes, driver shortage, changes in regulations impacting transportation and changes in transportation rates.

Difficulty in obtaining materials, equipment, goods and services from Tradition’s vendors and suppliers could adversely affect Tradition’s Freight Transportation, Brokerage, and Equipment Leasing segments.

Tradition primarily use Love’s Travel Stops & Country Stores, Inc.’s network for fueling and on road repairs, and Tradition is dependent upon its suppliers for certain products and materials, including Tradition’s tractors and trailers. If Tradition fails to maintain favorable relationships with its vendors and suppliers, or if its vendors and suppliers are unable to provide the products and materials Tradition needs or undergo financial hardship, Tradition could experience difficulty in obtaining needed goods and services because of production interruptions, limited material availability or other reasons, or Tradition may not be able to obtain favorable pricing or other terms. As a result, Tradition’s business and operations could be adversely affected.

Furthermore, a decrease in vendor output may have a materially adverse effect on Tradition’s ability to purchase a quantity of new revenue equipment that is sufficient to sustain Tradition’s desired growth rate and to maintain a late-model fleet. Tractor and trailer vendors may reduce their manufacturing output in response to lower demand for their products in economic downturns or shortages of component parts. Currently, tractor and trailer manufacturers are experiencing significant shortages of semiconductor chips and other component parts and supplies, including steel, forcing many manufacturers to curtail or suspend their production, which has led to a lower supply of tractors and trailers, higher prices, and lengthened trade cycles, which could have a material adverse effect on Tradition’s business, financial condition, and results of operations, particularly Tradition’s maintenance expense and driver retention.

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If Tradition is unable to recruit, develop and retain its key associates, its business, financial condition and operating results could be adversely affected.

Tradition is highly dependent upon the services of certain key employees, including its team of executive officers and managers. The loss of any of their services could negatively impact Tradition’s operations and future profitability. Inadequate succession planning or unexpected departure of key executive officers could cause substantial disruption to Tradition’s business operations, deplete its institutional knowledge base and erode its competitive advantage. Additionally, Tradition must continue to recruit, develop and retain skilled and experienced managers if Tradition is to realize its goal of expanding its operations and continuing its growth. Failure to recruit, develop and retain a core group of managers could have a materially adverse effect on Tradition’s business.

Developments in labor and employment law and any unionizing efforts by employees could have a material adverse effect on Tradition’s results of operations.

Tradition faces the risk that Congress, federal agencies or one or more states could approve legislation or regulations significantly affecting its businesses and its relationship with its employees which would have substantially liberalized the procedures for union organization. None of Tradition’s employees are currently covered by a collective bargaining agreement, but any attempt by its employees to organize a labor union could result in increased legal and other associated costs. Additionally, given the National Labor Relations Board’s “speedy election” rule, Tradition’s ability to timely and effectively address any unionizing efforts would be difficult. If Tradition entered into a collective bargaining agreement with its employees, the terms could materially adversely affect its costs, efficiency and ability to generate acceptable returns on the affected operations.

Insurance and claims expenses could significantly reduce Tradition’s earnings.

Tradition’s future insurance and claims expense might exceed historical levels, which could reduce its earnings. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult.

Tradition believes its aggregate insurance limits should be sufficient to cover reasonably expected claims, it is possible that the amount of one or more claims could exceed Tradition’s aggregate coverage limits. If any claim were to exceed Tradition’s coverage, Tradition would bear the excess. Insurance carriers have raised premiums for many businesses, including transportation companies. As a result, Tradition’s insurance and claims expense could increase, or Tradition could raise its deductible when its policies are renewed or replaced. Tradition’s operating results and financial condition could be materially and adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceeds its estimates, (ii) Tradition experiences a claim in excess of its coverage limits, (iii) Tradition’s insurance carriers fail to pay on its insurance claims or (iv) Tradition experiences a claim for which coverage is not provided.

Tradition operates in a highly regulated industry, and increased direct and indirect costs of compliance with, or liability for violations of, existing or future regulations could have a material adverse effect on its business.

Tradition, its drivers, and its equipment are regulated by the DOT, the EPA, the DHS and other agencies in states in which it operates. For further discussion of the laws and regulations applicable to Tradition, its drivers, and its equipment, please see "Regulation" under “Item 1. Business.” Future laws and regulations may be more stringent, require changes in Tradition’s operating practices, influence the demand for transportation services or require Tradition to incur significant additional costs. Higher costs incurred by Tradition, or by Tradition’s suppliers who pass the costs onto Tradition through higher supplies and materials pricing, or liabilities Tradition may incur related to its failure to comply with existing or future regulations could adversely affect its results of operations.

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If the independent contractors Tradition contracts with are deemed by regulators or judicial process to be employees, its business, financial condition and results of operations could be materially adversely affected.

Tax and other regulatory authorities, as well as independent contractors themselves, have increasingly asserted that independent contractor drivers in the trucking industry are employees rather than independent contractors. Companies that use lease-purchase independent contractor programs, such as Tradition, have been more susceptible to reclassification lawsuits. If the independent contractors with whom Tradition contracts are determined to be employees, Tradition would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings, and Tradition’s business, financial condition and results of operations could be materially adversely affected. For further discussion of legislation regarding independent contractors, please see “Regulation” under “Item 1. Business.”

Safety-related evaluations and rankings under CSA could materially adversely affect Tradition’s profitability and operations, its ability to maintain or grow its fleet and its customer relationships.

Under the CSA program, fleets are evaluated and ranked against their peers based on certain safety-related standards. As a result, Tradition’s fleet could be ranked poorly as compared to peer carriers, which could have an adverse effect on its business, financial condition and results of operations. The occurrence of future deficiencies could affect driver recruitment by causing high-quality drivers to seek employment with other carriers or limit the pool of available drivers or could cause Tradition’s customers to direct their business away from Tradition and to carriers with higher fleet safety rankings, either of which would materially adversely affect Tradition’s business, financial condition and results of operations. In addition, future deficiencies could increase Tradition’s insurance expenses. Further, Tradition may incur greater than expected expenses in its attempts to improve unfavorable scores.

None of Tradition’s subsidiaries are currently exceeding the established intervention thresholds in the seven CSA safety-related categories. If Tradition were to receive unfavorable ratings, Tradition may be prioritized for an intervention action or roadside inspection, either of which could materially adversely affect Tradition’s business, financial condition and results of operations. In addition, customers may be less likely to assign loads to Tradition. For further discussion of the CSA program, please see “Regulation” under “Item 1. Business.”

Receipt of an unfavorable DOT safety rating could have a material adverse effect on Tradition’s operations and profitability.

Tradition currently has a satisfactory DOT safety rating, which is the highest available rating under the current safety rating scale. If Tradition were to receive a conditional or unsatisfactory DOT safety rating, it could materially adversely affect Tradition’s business, financial condition and results of operations as customer contracts may require a satisfactory DOT safety rating, and a conditional or unsatisfactory rating could materially adversely affect or restrict its operations. For further discussion of the DOT safety rating system, please see “Regulation” under “Item 1. Business.”

Changes in U.S. tax laws and regulations may impact Tradition’s effective tax rate and may adversely affect its business, financial condition and operating results.

Significant reform of the U.S. tax laws, including significant changes related to federal tax rates, interest expense deductions, capital expenditure deductions and the taxation of business entities, could adversely affect Tradition. Tradition benefits from certain tax provisions relating to capital expenditure deductions. Reform could have a material adverse effect on Tradition’s growth opportunities, business and results of operations.

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Changes to trade regulation, quotas, duties or tariffs, caused by the changing U.S. and geopolitical environments or otherwise, may increase Tradition’s costs and materially adversely affect its business.

The imposition of additional tariffs or quotas or changes to certain trade agreements, including tariffs applied to goods traded between the United States and China, could harm Tradition’s Warehouse Leasing and Equipment Leasing service segments, and among other things, increase the costs of the materials used by Tradition’s suppliers to produce new revenue equipment or increase the price of fuel. Such cost increases for Tradition’s revenue equipment suppliers would likely be passed on to Tradition, and to the extent fuel prices increase, Tradition may not be able to fully recover such increases through rate increases or its fuel surcharge program, either of which could have a material adverse effect on Tradition’s business.

Tradition’s operations are subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties.

Tradition is subject to various environmental laws and regulations dealing with the hauling and handling of hazardous materials, waste and other oil, fuel storage tanks, air emissions from Tradition’s vehicles and facilities, engine idling and discharge and retention of storm water. Tradition’s truck terminals often are located in industrial areas where groundwater or other forms of environmental contamination could occur. Tradition’s operations involve the risks of fuel spillage or seepage, environmental damage and hazardous waste disposal, among others. Certain of Tradition’s facilities have waste oil or fuel storage tanks and fueling islands. If Tradition is involved in a spill or other accident involving hazardous substances, if there are releases of hazardous substances Tradition transports, if soil or groundwater contamination is found at Tradition’s facilities or results from its operations, or if Tradition is found to be in violation of applicable environmental laws or regulations, Tradition could owe cleanup costs and incur related liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on Tradition’s business and operating results.

EPA regulations limiting exhaust emissions became more restrictive in 2010. In 2010, an executive memorandum was signed directing the NHTSA and the EPA to develop new, stricter fuel efficiency standards for heavy trucks. In 2011, the NHTSA and the EPA adopted final rules that established the first-ever fuel economy and greenhouse gas standards for medium-and heavy-duty vehicles. These standards apply to model years 2014 to 2018, which are required to achieve an approximate 20 percent reduction in fuel consumption by model year 2018, and equates to approximately four gallons of fuel for every 100 miles traveled. In June 2015, the EPA and NHTSA jointly proposed new stricter standards that would apply to trailers beginning with model year 2018 and tractors beginning with model year 2021.

In October 2016, the EPA and NHTSA formally published the Final Rule for Phase 2 of the GHG emissions and fuel efficiency standards for medium and heavy-duty engines and vehicles. On August 5, 2021, U.S. EPA announced an update to the Cleaner Trucks Initiative called the Clean Trucks Plan. The Clean Trucks Plan plans to reduce GHG and other harmful air pollutants from heavy-duty trucks through a series of rulemakings over the next three years. Further, the EPA is targeting 2027 for these new standards to take effect and is also working on enacting more stringent greenhouse gas emission standards (beginning with model year 2030 vehicles) by the end of 2024. For further discussion of the laws and regulations applicable to Tradition, its drivers, and its equipment, please see "Regulation" under “Item 1. Business.”

Tradition is subject to various claims and lawsuits in the ordinary course of business, and increases in the amount or severity of these claims and lawsuits could adversely affect us.

Tradition is exposed to various claims and litigation related to commercial disputes, personal injury, property damage, environmental liability and other matters. Developments in regulatory, legislative or judicial standards, material changes to litigation trends, or a catastrophic accident or series of accidents, involving any or all of property damage, personal injury, and environmental liability could have a material adverse effect on Tradition’s operating results, financial condition and liquidity.

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Tradition has significant ongoing capital requirements that could affect its profitability if Tradition is unable to generate sufficient cash from operations or obtain financing on favorable terms.

The truckload industry generally, and Tradition’s Equipment Leasing and Warehouse Leasing services segments, are capital intensive and asset heavy. Tradition expects to pay for projected capital expenditures with cash flows from operations, proceeds from equity sales or financing available under its existing debt instruments. Tradition’s total capital expenditures in its fiscal year ended December 31, 2021 were $21,950,374. If Tradition were unable to generate sufficient cash from operations, Tradition would need to seek alternative sources of capital, including financing, to meet its capital requirements. In the event that Tradition is unable to generate sufficient cash from operations or obtain financing on favorable terms in the future, Tradition may have to limit its fleet size, enter into less favorable financing arrangements or operate its revenue equipment for longer periods, any of which could have a materially adverse effect on its profitability.

The seasonal pattern generally experienced in the trucking industry may affect Tradition’s periodic results during traditionally slower shipping periods and winter months.

In the trucking industry, revenue generally follows a seasonal pattern which may affect Tradition’s operating results. Tradition typically experiences a seasonal surge in sales during the fourth quarter of Tradition’s fiscal year as a result of holiday sales. After the December holiday season and during the remaining winter months, Tradition’s freight volumes are typically lower because some customers reduce shipment levels. Tradition’s operating expenses have historically been higher in the winter months because of cold temperatures and other adverse winter weather conditions which result in decreased fuel efficiency, increased cold weather-related maintenance costs of revenue equipment and increased insurance and claims costs. Revenue can also be affected by adverse weather conditions, holidays and the number of business days during a given period because revenue is directly related to the available working days of shippers. From time to time, Tradition may also suffer short-term impacts from severe weather and similar events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, and explosions that could harm Tradition’s results of operations or make its results of operations more volatile.

Tradition is increasingly dependent on data networks and systems, including tracking and communications systems, and significant systems disruptions, including those caused by cybersecurity breaches, could adversely affect Tradition’s business.

Tradition’s policy of increasingly using technology to improve productivity and reduce costs means that its business is reliant on the efficient, stable and uninterrupted operation of its data networks and systems, including tracking and communications systems. Tradition’s computer systems are used in various aspects of its business, including load planning and receiving, dispatch of drivers and third-party capacity providers, freight and container tracking, customer billing and account monitoring, automation of tasks, producing financial and other reports and other general functions and purposes. Tradition is currently dependent on two vendors, Transport Pro, for fleet and transportation management software, and Camelot Software, for warehouse management systems. Tradition is in the process of converting its transportation management software from Transport Pro to TMW by Trimble Transportation Enterprise Solutions, Inc. (“Trimble”) and will be dependent on Trimble, once the conversion process is complete. If the stability or capability of such vendors is compromised, it could adversely affect Tradition’s revenue, customer service, driver turnover rates and data preservation. Additionally, if any of Tradition’s critical information or communications systems fail or become unavailable, Tradition could have to perform certain functions manually, which could temporarily affect the efficiency and effectiveness of its operations.

Tradition’s operations and those of its technology and communications service providers are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, terrorist attacks, internet failures, computer viruses, malware, hacking and other events beyond Tradition’s control. More sophisticated and frequent cyber-attacks within the United States in recent years have also increased security risks associated with information technology systems. In the event of a cyber-attack, breach or other such event, Tradition’s business and operations could be adversely affected in the event of a system failure, disruption or security breach that causes a delay, or interruption or impairment of Tradition’s services and operations.

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Tradition may not make acquisitions in the future, which could impede growth, or if it does, Tradition may not be successful in integrating any acquired businesses, either of which could have a material adverse effect on Tradition’s business.

Historically, a key component of Tradition’s growth strategy has been to pursue acquisitions of complementary businesses and/or assets. As discussed in “Karr Transportation Asset Purchase” and “EDSCO Purchase and Sale,” in “ITEM 1. BusIness,” Tradition acquired assets in two separate deals in 2022. The EDSCO Purchase and Sale is complimentary, but different to Tradition’s core business, and Tradition cannot assure that it will be successful in integrating all of or portions of the aforementioned acquisitions. Further, Tradition may not be successful in identifying, negotiating or consummating any future acquisitions. If Tradition succeeded in consummating future acquisitions, any acquisitions Tradition undertakes could involve numerous risks that could have a materially adverse effect on Tradition’s business and operating results, including:

(i)	difficulties in integrating the acquired company’s operations and in realizing anticipated economic, operational and other benefits in a timely manner that could result in substantial costs and delays or other operational, technical or financial problems;

(ii)	challenges in achieving anticipated revenue, earnings or cash flows;

(iii)	assumption of liabilities that may exceed Tradition’s estimates or what was disclosed to Tradition;

(iv)	the diversion of Tradition’s management’s attention from other business concerns;

(v)	the potential loss of customers, key associates and drivers of the acquired company;

(vi)	difficulties operating in markets in which Tradition has had no or only limited direct experience;

(vii)	the incurrence of additional indebtedness; and

(viii)	the issuance of additional shares of APSI’s common stock, which would dilute your ownership in APSI.

Tradition’s existing and future indebtedness could limit its flexibility in operating its business or adversely affect its business and our liquidity position.

As of December 31, 2021, Tradition had $11,834,070 in aggregate principal amount of indebtedness for borrowed money outstanding, consisting of $6,303,914 notes payable to its new primary bank, payable in various monthly installments through July 2026, $5,006,853 outstanding under Tradition’s installment notes payable to various financial institutions through October 2026, and $523,303 payable in varying monthly installments through May 2026 in obligations outstanding under capital leases. Tradition also has an outstanding promissory note to Robin C. Montel, in the amount of $2,050,000 without interest, payments to begin February 1, 2023 and end January 15, 2028.

Tradition’s indebtedness may increase from time to time in the future for various reasons, including fluctuations in operating results, capital expenditures and potential acquisitions.

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Any indebtedness Tradition incurs and restrictive covenants contained in the agreements related thereto could:

(i)	make it difficult for Tradition to satisfy its obligations, including making interest payments on its debt obligations;

(ii)	limit its ability to obtain additional financing to operate its business;

(iii)	require it to dedicate a substantial portion of its cash flow to payments on its debt, reducing its ability to use its cash flow to fund capital expenditures and working capital and other general operational requirements;

(iv)	limit its flexibility to plan for and react to changes in its business;

(v)	place it at a competitive disadvantage relative to some of Tradition’s competitors that have less, or less restrictive, debt than Tradition;

(vi)	limit its ability to pursue acquisitions; and

(vii)	increase its vulnerability to general adverse economic and industry conditions, including changes in interest rates or a downturn in Tradition’s business or the economy.

The occurrence of any one of these events could have a material adverse effect on Tradition’s business, financial condition and operating results or cause a significant decrease in Tradition’s liquidity and impair Tradition’s ability to pay amounts due on Tradition’s indebtedness. Significant repayment penalties may limit its flexibility.

Tradition and/or APSI may need to obtain additional financing which may not be available or, if it is available, may result in a reduction in the percentage ownership of APSI’s then-existing shareholders.

Tradition and/or APSI may need to raise additional funds in order to:

(i)	finance unanticipated working capital requirements or refinance existing indebtedness;

(ii)	develop or enhance Tradition’s technological infrastructure and our existing products and services;

(iii)	fund strategic relationships;

(iv)	respond to competitive pressures; and

(v)	acquire complementary businesses, technologies, products or services.

Additional financing may not be available on terms favorable to Tradition and/or APSI, or at all. If adequate funds are not available or are not available on acceptable terms, Tradition’s ability to fund its expansion strategy, Tradition and/or APSI’s ability to take advantage of unanticipated opportunities or acquisitions, Tradition’s ability to develop or enhance technology or services or otherwise respond to competitive pressures could be significantly limited. Because there are companies similar to Tradition and APSI with more capital, if Tradition and APSI cannot obtain additional financing, Tradition and APSI’s business opportunities will be severely limited and prevent Tradition’s and APSI’s growth. If APSI raises additional funds by issuing equity or convertible debt securities, the percentage ownership of APSI’s then-existing shareholders may be reduced, and holders of these securities may have rights, preferences or privileges senior to those of APSI’s then-existing shareholders.

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The requirements of APSI remaining a public company may strain Tradition’s resources and distract Tradition’s management, which could make it difficult to manage Tradition’s business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on Tradition’s business, results of operations and financial condition. We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) including maintaining internal controls over financial reporting, and if we fail to continue to comply, Tradition’s business could be harmed, and the price of our securities could decline.

Tradition could be negatively impacted by the COVID-19 outbreak or other similar outbreaks.

Covid-19 has had a considerable effect on Tradition’s industry and its business, as discussed previously in “Regulation” under “Item 1. Business.” The first two weeks of the Covid-19 pandemic created uncertainty, which affected Tradition’s operations, but Tradition adapted by cleaning work facilities more often, and making sure its drivers have the support and facilities to efficiently do their job. Tradition’s operations, particularly in areas of increased COVID-19 infections, could be further disrupted.  Negative financial results, operational disruptions, driver and non-driver absences, uncertainties in the market, and a tightening of credit markets, caused by COVID-19, including its variants, other similar outbreaks, or a recession, could have a material adverse effect on Tradition’s liquidity, reduce credit options available to Tradition, make it more difficult to obtain amendments, extensions, and waivers, and adversely impact Tradition’s ability to effectively meet its short- and long-term obligations. Furthermore, government vaccination, testing, and mask mandates could increase Tradition’s turnover and make recruiting more difficult, particularly among its driver and maintenance personnel.

The outbreak of COVID-19 has significantly increased uncertainty in the economy. Risks related to a slowdown or recession are described in Tradition’s risk factor titled “Tradition’s business is subject to economic, business and regulatory factors affecting the truckload industry that are largely beyond its control, any of which could have a material adverse effect on its results of operations.”

Developments related to COVID-19 have been unpredictable and the extent to which further developments could impact Tradition’s operations, financial condition, liquidity, results of operations, and cash flows is highly uncertain. Such developments may include the duration of the virus, the distribution and availability of vaccines, vaccine hesitancy, the severity of the disease and the actions that may be taken by various governmental authorities and other third parties in response to the outbreak.

Risks Related to the Ownership of APSI’s Capital Stock

Stephen W. Carnes is the Chief Executive Officer and a director of APSI and has a controlling interest in APSI, which gives him the right to direct APSI.

Stephen W. Carnes has a controlling equity interest of 96.6% of the total voting stock of APSI through his ownership of 500,000 Series B Preferred Shares, each of which has voting rights of 1,000 votes per share. Mr. Carnes has the ability, through his ownership of Series B Preferred Shares, to elect directors of his choosing and thus, is able to control the direction of APSI. Mr. Carnes’ interests may diverge from those of the other stockholders and this divergence may have a significant impact on APSI. The loss of Mr. Carnes may also have a significant impact on the direction of APSI’s business and the shareholders of APSI.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, Tradition’s ability to operate Tradition’s business and investors’ views of us.

We are required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of APSI’s common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and Tradition’s business may be harmed.

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Rule 144 Related Risk

Per Rule 144 promulgated under the Securities Act, which permits the resale of the shares of Common Stock, subject to various terms and conditions, will generally not apply to APSI’s common stock until one year after APSI ceases to be a “shell company” under SEC regulations and all Form 10 required information has been filed with the SEC. APSI exited shell company status as of the December 28th 2022 Acquisition, and APSI has filed the required Form 10 information in this Current Report.  The one year waiting period before Rule 144 began as of the filing of this Current Report. As a result, your ability to sell your shares may be limited.

Provisions of APSI’s Certificate of Incorporation, as amended, and Bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of APSI’s Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include, among others, when and by whom special meetings of APSI’s shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, APSI’s Certificate of Incorporation authorizes the issuance of shares of preferred stock with such rights and preferences as may be determined from time to time by APSI’s board of directors in their sole discretion. APSI’s board of directors may, without shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of APSI’s common stock.

The application of the “penny stock” rules could adversely affect the market price of APSI’s common shares and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

(i)	that a broker or dealer approve a person’s account for transactions in penny stocks, and

(ii)	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

(i)	obtain financial information and investment experience objectives of the person;

(ii)

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks;

(iii)

the broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination and;

(iv)	the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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The market price for our common stock is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your common stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock shares will be at any time, or if our common stock shares will ever be able to trade, or as to what effect the sale of shares or the availability of common stock shares for sale at any time will have on the prevailing market price.

APSI has never paid dividends on our common stock and has no plans to do so in the future.

Holders of shares of APSI’s common stock are entitled to receive such dividends as may be declared by APSI’s board of directors. To date, APSI has paid no cash dividends on APSI’s shares of common stock and APSI does not expect to pay cash dividends on APSI common stock in the foreseeable future. APSI intends to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in APSI’s common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition

The following discussion and analysis of the results of operations and financial condition of Tradition for the years ended December 31, 2021 and 2020 should be read in conjunction with the other sections of this Current Report on Form 8-K, including “ITEM 1A. Risk Factors,” “ITEM 1. Business” and the Financial Statements and notes thereto of Tradition filed herewith as Exhibit 99.6 and the pro forma financials and notes thereto are filed herewith as Exhibit 99.7. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “ITEM 1A. Risk Factors” in this Report, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights the results of operations and the principal factors that have affected Tradition’s financial condition, as well as Tradition’s liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the audited financial statements contained in this Report, which Tradition has prepared in accordance with auditing standards generally accepted in the United States of America. You should read the discussion and analysis together with such financial statements and the related notes thereto.

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In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day-to-day operations as of the date of this filing. However, new variants, travel restrictions, vaccine mandates and other related unknown factors could impact our operations directly and indirectly through our supply chain as other businesses may have to adjust, reduce or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. Tradition is unable to predict the ultimate impact at this time.

The following discussion highlights Tradition’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Tradition’s audited financial statements contained in the auditor’s report. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The financial statements are prepared in accordance with auditing standards generally accepted in the United States of America. The responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements” section of the report. Our auditor is required to be independent of Tradition and to meet their other ethical responsibilities in accordance with the relevant ethical requirements relating to their audits.

The audited financial statements of Tradition for the fiscal years ended December 31, 2021 and 2020 include a summary of our auditor’s significant accounting policies and should be read in conjunction with the discussion below.

In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Results of Operations

	For the Years Ended December 31,
	2021	2020	$ Change	% Changes
Freight contract revenue	$47,549,777	$38,713,490	$8,836,287	22.82%
Brokerage Revenue	$33,211,039	$7,059,381	$26,151,658	370.45%
Equipment lease revenue	$6,934,568	$4,219,403	$2,715,165	64.35%
Total contract revenue	$87,695,384	$49,992,274	$37,703,110	75.41%
Total warehouse lease revenue	$7,762,131	$5,247,966	$2,514,165	47.90%
Total cost of revenue	$79,761,364	$45,320,244	$34,441,120	75.99%
Gross Profit	$15,696,151	$9,919,996	$5,776,155	58.22%
General and administrative expenses	$11,510,850	$8,473,271	$3,037,579	35.84%
Income from operations	$4,185,301	$1,446,725	$2,738,576	189.29%
Other income (expense)
Interest expense	($941,273)	($995,900)	$54,627	(5.48%)
Gain on disposal of equipment	$270,481	($13,609)	$284,090	2087.51%
Fuel rebates	$612,010	$438,155	$173,855	39.67%
Contribution revenue – PPP loan	$0.00	$1,404,100	($1,404,100)	(100%)
Total other income	($50,356)	$947,898	($998,254)	(105.31%)
Income before tax benefit	$4,134,945	$2,394,623	$1,740,322	72.67%
Income tax expense	($1,148,000)	($656,000)	($492,000)	(75%)

Net income	$2,986,945	$1,738,623	$1,248,322	71.79%

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For the Years Ended December 31, 2021 and 2020

Total Contract Revenue

Tradition’s total contract revenue increased to $87,695,384, in the year ended December 31, 2021, from $49,992,274 the year ended December 31, 2020. This $37,703,110 increase is attributable to the segments below.

From the year ended December 31, 2021 to the year ended December 31, 2020, Tradition’s freight contract revenue increased to $47,549,777 from $38,713,490. This $8,836,287 increase is attributable to the Freight Transportation segment seeing increased freight rates through diversification of customers which lead to increased equipment count, seat count, and ultimately Tradition’s ability to serve Tradition’s current customers at a higher value.  This movement up the value chain allowed Tradition to pursue and win the business of larger and more sophisticated customers.

From the year ended December 31, 2021 to the year ended December 31, 2020, Tradition’s Brokerage contract revenue increased to $33,211,039 from $7,059,381. This $26,151,658 increase is attributable to a deliberate and organized organic growth campaign for 2021.  This growth was also assisted by Tradition’s growth in both the Warehouse Leasing and Freight Transportation segments.

From the year ended December 31, 2021 to the year ended December 31, 2020, Tradition’s equipment lease revenue increased to $6,934,568 from $4,219,403. This $2,715,165 increase is attributable to the asset growth and seat count increases in our Freight Transportation segment 2021 along with increased lease rates in our leasing model.

Total Warehouse Lease Revenue

From the year ended December 31, 2021 to the year ended December 31, 2020, Tradition’s Warehouse Lease contract revenue increased to $7,762,131 from $5,247,966. This $2,514,165 increase is attributable to diversification of services offered in our Warehouse Leasing segment along with a strategic plan for organic growth in 2021.

Cost of revenue

From the year ended December 31, 2021 to the year ended December 31, 2020, Tradition’s cost of revenue increased to $79,761,364 from $45,320,244. This $34,441,120 increase is attributable to the sales growth in all segments.  Additional assets needed for Freight Transportation, and Tradition’s Warehouse Leasing growth plans also increased the level of these costs due to deployment costs.

General and Administrative Expenses

During the years ended December 31, 2021 and 2020, Tradition incurred general and administrative expenses of $11,510,850 and $8,473,271, respectively, primarily consisting of stock-based compensation, salaries, consulting fees, legal fees and professional fees.

Gain (loss) on disposal of equipment

During the years ended December 31, 2021 and 2020, Tradition recorded a gain on the disposal of equipment in the amount of $270,481, and a loss of -$13,609, respectively. The change from 2020 to 2021 is related to the demand and price of equipment dropping in 2020 and gains made as Tradition cycled through its tractor stock in 2021.

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Contribution revenue – PPP loan

Tradition did not receive a PPP loan in 2021, but Tradition did receive a PPP loan in the amount of $1,404,100.

Net income

For the years ended December 31, 2021 and 2020, Tradition received net income of $2,286,945 and $1,738,623, respectively. The increase in net income is primarily attributable to the increase in contract revenues, warehouse lease revenue, and our general and administrative expenses discussed above.

Cash Flows

	For the Years Ended December 31,
	2021	2020
Net cash used in operating activities	$3,110,920	$2,157,139
Net cash used in investing activities	($9,662)	$85,855
Net cash provided by financing activities	($3,116,466)	($2,196,956)
Net increase (decrease) in cash	($15,208)	$46,038
Cash, end of year	$68,185	$83,393

Operating Activities:

During the year ended December 31, 2021, net cash used in operating activities was $3,110,920. Activity during the year primarily related to a net income of $2,986,945 and adjustments to reconcile net loss to net cash flows from operating activities, related to depreciation in the amount of $2,804,531, deferred income taxes of $1,118,000, loss on the disposition of property and equipment in the amount of $270,481, and changes in operating assets and liabilities related to net contract receivables in the amount of -$3,195,254, contract assets -$2,481,969, prepaid expenses and other in the amount of $450,233, accounts payable in the amount of $1,939,479, accrued expenses in the amount of $989,037, and contract liabilities in the amount of $476,179.

During the year ended December 31, 2020, net cash used in operating activities was $2,157,139. Activity during the year primarily related to a net income of $1,738,623 and adjustments to reconcile net loss to net cash flows from operating activities, related to depreciation in the amount of $2,629,926, deferred income taxes of $656,000, and changes in operating assets and liabilities related to net contract receivables in the amount of -$3,395,634, contract assets -$917,699, prepaid expenses and other in the amount of $399,397, accounts payable in the amount of $1,011,170, accrued expenses in the amount of $344,017, and contract liabilities in the amount of $395,764.

Investing Activities:

During the year ended December 31, 2021, net cash flows amounted to -$9,662. Activity during this year primarily related to proceeds from the purchase and sale from property and equipment in the amount of $868,149, and the purchase of property and equipment in the amount of $877,811.

During the year ended December 31, 2020, net cash flows amounted to $85,855. Activity during this year primarily related to proceeds from the purchase and sale from property and equipment in the amount of $502,792, and the purchase of property and equipment in the amount of $416,937.

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Financing Activities:

During the year ended December 31, 2021, net cash from financing activities was -$3,116,466. Activity during this year primarily related to repayments of long-term debit in the amount of $2,915,288 and debt issuance cost incurred in the amount of $321,850.

During the year ended December 31, 2020, net cash from financing activities was -$2,196,956. Activity during this year primarily related to decrease in cash overdraft in the amount of $171,831, net borrowings on line of credit in the amount of 457,938, and repayments of long-term debit in the amount of $2,390,371.

Liquidity, Addition of Debt Not in the Ordinary Course of Business, Going Concern, and Management’s Plan

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2021, Tradition had:

(i)	Net income of $2,986,945;

(ii)	Net cash flows from operating activities in the amount of $3,110,920;

(iii)	Net cash flows from investing activities in the amount of -$9,662; and

(iv)	Net cash flows from investing activities in the amount of -$3,116,466.

Tradition manages liquidity risk by reviewing, on an ongoing basis, its sources of liquidity and capital requirements. Tradition had cash on hand of $68,185 on December 31, 2021.

The consolidated financial statements have been prepared on a basis that assumes Tradition will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

On August 25, 2022, Tradition entered into a redemption and repurchase agreement with Bulwark Capital, L.L.C., by which Tradition redeemed 103,000 shares of its common stock from Bulwark for an aggregate purchase price of $2,500,000. Tradition paid $450,000 of the purchase price in cash at the closing and issued a promissory note in the principal amount of $2,050,000, without interest, to Robin C. Montel for the remainder of the purchase price. Monthly payments in the amount of $34,166.67 commence on the promissory note on February 1, 2023 and end on January 15, 2028. Upon default, a “Change in Control” or a “Capital Raise,” Robin C. Montel may declare all amounts outstanding under the promissory note immediately due and payable in full. Default occurs in the event of non-payment, commencing of a bankruptcy proceeding or similar proceeding. A Change in Control means (1) a sale of all or substantially all of Tradition’s assets outside of the ordinary course of business, (2) a merger, consolidation or other capital reorganization or business combination transaction of Tradition with or into another corporation, limited liability company or other entity, or (3) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who did not before such transaction, or series of transactions, own more than 50% of Tradition’s then outstanding voting securities becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% Tradition’s then outstanding voting securities. A Capital Raise means the issuance by the Tradition, in a private or public offering, of common shares, preferred shares or other equity securities (including securities convertible into equity securities) pursuant to which Tradition raises additional capital in one or more tranches, of at least One Million Dollars ($1,000,000). Management does not believe this matter will harm our liquidity or operations. The aforementioned redemption and repurchase agreement and promissory note are qualified by reference to the full text of the documents attached as Exhibit 10.2 to this Current Report on Form 8-K.

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Management’s strategic plans include the following:

(i)	Continue to implement its business strategies, discussed in “Item 1. Business,” during fiscal year December 31, 2023; and

(ii)	Included in the aforementioned business strategies, acquire equipment and assets through strategic acquisitions.

ITEM 3. PROPERTIES

Properties Leased by APSI

We maintain our principal executive office at 2180 North Park Ave, Suite 200, Winter Park, FL 32789, which is leased to us by Obduro, LLC. Obduro, LLC is owned by our Chief Executive Officer, President, Treasurer, Secretary and Director, Stephen W. Carnes. The monthly rent for this office space is $2,000.00 per month. The space is a shared office space, which at the current time is suitable for the conduct of our business.

Properties Owned by Tradition

Tradition currently owns the following properties.

959 Growth Parkway, Angola, Indiana 46703

Tradition acquired this property, otherwise known as the Angola Maintenance Facility, on April 22, 2022 for $800,000. The Angola Maintenance Facility is comprised of approximately 2 acres of land and 11,250 square feet of maintenance facility and offices. The maintenance structure is a pole frame building constructed approximately 22 years ago. This property is primarily utilized by the Freight Transportation and Equipment Leasing segments of Tradition’s business. The acquisition agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K.

Properties Leased by Tradition

Tradition currently leases the following properties.

1175 Collins Road, Greenwood, Indiana 46143

Otherwise known as the Greenwood Warehouse. This property is comprised of 584,820 square feet of warehouse and office space. The property is leased for a term of three years commencing on June 1, 2022 and expiring on June 30, 2025. The base monthly rent rate for the first year is $236,364.75, the second year is $245,819.34, and the third year is $255,652.11. This property is primarily utilized by the Warehouse Leasing segment of Tradition’s business. The lease agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K.

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210 South Progress Drive, Kendallville, Indiana 46755

This property is comprised of 41,843 of bolt and fastener manufacturing/industrial manufacturing and warehouse space. The property is leased for a term of three years commencing on October 1, 2022 and expiring on September 30, 2025. The base monthly rent rate for the first year is $12,204.21, the second year is $13,075.94, and the third year is $13,947.67. This property will primarily be used for the manufacturing of anchor bolts and special type fasteners. The lease agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K.

300 Growth Parkway, Angola, Indiana 46703

Otherwise known as the Angola Office. This property is comprised of 135,500 square feet of warehouse space and office areas. The initial lease for the Angola Office was entered into June 20, 2016. This lease has been renewed and extended the term of the lease to expire April 30, 2024. The base monthly rent is $11,493.30. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, Equipment Leasing, and Brokerage Services segments of Tradition’s business. The original lease agreement is attached as Exhibit 10.8 and the lease renewal agreement is attached as Exhibit 10.9 to this Current Report on Form 8-K.

3000 Tremont Road, Savannah, Chatham County, Georgia 31405

Otherwise known as the Savannah Port Facility. This property is comprised of approximately 25 acres and a 311,265 square feet building. This location is less than 4 miles from the port and will operate customary warehousing, transloading (taking cargo from the shipping container and placing it into a trailer), drayage (moving the shipping containers from the port to the warehouse for transloading), shipping container storage, and (once repair and maintenance completed, which are in process) rail. The property is leased for a term of five years commencing on May 1, 2022 and expiring on April 30, 2027. The base monthly rent rate for the first year is $155,633.00, the second year is $161,080.00, the third year is $166,717.00, the fourth year is $172,553.00, and the fifth year is $178,592.00. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, and Brokerage Services segments of Tradition’s business. The lease agreement is attached as Exhibit 10.10 to this Current Report on Form 8-K.

333 South Franklin Road, Indianapolis, Indiana 46219

Otherwise known as the Franklin Office. This property is comprised of approximately 25 acres and 389,319 square feet of warehouse and office space, 8,609 square feet of truck terminal space, and approximately 10,467 of maintenance facility space. The property will be leased for a term of 84 months, the warehouse and office space commencing on December 1, 2022, the truck terminal and maintenance space commencing prior to July 1, 2023, and expiring on July 31, 2028. The base monthly rent rate for the first year is $126,528.68, the second year is $136,131.67, the third year is $144,639.90, the fourth year is $149,523.62, the fifth year is $154,578.27, the sixth year is $159,809.84, and the seventh year is 165,224.51. This property is primarily utilized by the Warehouse Leasing and Brokerage Services segments of Tradition’s business. The lease agreement is attached as Exhibit 10.11 to this Current Report on Form 8-K.

6644 Old River Road North, Statesboro, Bulloch County, Georgia

Otherwise known as the Statesboro Warehouse. This property is comprised of approximately 146.84 acres and a 283,644 square feet building of warehouse space and offices.  Tradition has leased 100,000 sq. ft. and is currently in discussions to increase the amount of space leased.  The property is leased for a term of three years commencing on April 1, 2022 and expiring on March 31, 2023. The base monthly rent rate is $81,515.54. This property is primarily utilized by the Warehouse Leasing segments of Tradition’s business. The lease agreement is attached as Exhibit 10.12 to this Current Report on Form 8-K.

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6887 West 350 North, Greenfield, Indiana 46140

Otherwise known as the Greenfield Fulfillment Center. This property is comprised of approximately 432,000 square feet of warehouse space and offices. The property is leased for a term of three years. The lease commenced on June 10, 2021, and expires on April 30, 2023. Rent began to accrue on July 1, 2021. The base monthly rent rate is $144,000.00. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, and Brokerage Services segments of Tradition’s business. The sublease agreement is attached as Exhibit 10.16 to this Current Report on Form 8-K.

Suite 1502, 110 East Wayne Street, Fort Wayne, Indiana 46802

Otherwise known as the Freedom Office. This property is comprised of 3,233 square feet of office space. The Freedom Office is an expansion of the freight brokerage activities presently being undertaken at the Franklin Office. The property is leased for a term of three years. The initial lease term started on November 15, 2021. The was extended. The extension commenced on May 16, 2022, and expires on May 15, 2023. The base monthly rent rate is $50,111.50. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, Equipment Leasing, and Brokerage Services segments of Tradition’s business. The lease agreement and lease renewal agreements are attached as Exhibit 10.13 and Exhibit 10.14, respectively, to this Current Report on Form 8-K.

Suite 1503, 110 East Wayne Street, Fort Wayne, Indiana 46802

Otherwise known as FWAO. This property is comprised of 2,652 square feet of office space. The FWAO is used for relocated accounting and payroll personnel, driver recruitment personnel, and human resources. The property is leased for a term of three years. The lease commenced on June 1, 2022, and expires on May 31, 2023. The fixed price per month of the rent is $3,425.50. This property is primarily utilized by the Fright Transportation segment of Tradition’s business. The lease agreement is attached as Exhibit 10.15 to this Current Report on Form 8-K.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of APSI’s voting stock as of December 28, 2022, by:

(i)	Each director and each of APSI’s Named Executive Officers;

(ii)	All executive officers and directors as a group; and

(iii)	Each person known by APSI to be the beneficial owner of more than 5% of APSI’s outstanding common stock.

As of December 28, 2022, there were 17,204,180 shares of APSI’s common stock, 0 shares of APSI’s Preferred A Stock, and 500,000 of APSI’s Preferred B Stock outstanding.

The number of shares of stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 28, 2022, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

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Name and address of Beneficial Owner	Amount of Beneficial Ownership(1)			Percent of Common Stock(2)	Percent of Preferred Class A Stock(3)	Percent of Preferred Class B Stock(4)	Percent of Total Voting Stock(5)
	Common Stock	Preferred Class B Stock	Preferred Class A Stock
Named Executive Officers and Directors:
Stephen W. Carnes, Chief Executive Officer, President, Treasurer Secretary and Director	0	500,000(6)	0	0.0%	0.0%	100.0%	96.6%

Robert Morris Director	0	0 (7)	0	0.0%	0.0%	0.0%	0.0%

All executive officers and directors as a group (2 people)	0	500,000	0	0.0%	0.0%	100.0%	96.6%

Notes:

(1)	Except as otherwise indicated, APSI believes that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Based on 17,204,180 shares of Common Stock outstanding on December 28, 2022.
(3)	Based on 0 shares of Series A Preferred Stock outstanding on December 28, 2022.
(4)	Based on 500,000 shares of Series B Preferred Stock outstanding on December 28, 2022.
(5)	As of December 28, 2022, our executive officer and directors do not hold any shares of common stock. The percent of total voting stock reflects the percentage of total voting shares, as the holders of the Series B Preferred Stock are entitled to 1,000 (One Thousand) votes per every 1 (one) share of Series B Preferred Stock, and Mr. Carnes owns a total of 500,000 shares of Series B Preferred Stock, which entitles him to 500,000,000 votes. If Mr. Carnes exercises his right to vote, this would result in 517,204,180 voting shares, and he would hold 96.6% of the then-outstanding voting shares.
(6)	Represents 500,000,000 shares of common stock which Stephen W. Carnes has the right to acquire upon conversion of 500,000 shares of Series B Preferred Stock held by Stephen W. Carnes. Each share of the Series B Preferred Stock is convertible into 1,000 shares of common stock, subject to customary adjustments for stock splits, etc., and has a number of votes equal to the number of shares of common stock into which it is convertible, voting with the common stock together as one class.
(7)	Robert Morris does not own shares in the Company.

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ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, positions and dates of appointment of our current directors and executive officers:

Name	Age	Position	Date Appointed
Stephen W. Carnes	59	Chief Executive Officer, President, Treasurer, Secretary, and Director	December 7, 2020

Robert Morris	47	Director	Director on April 27, 2022

Stephen W. Carnes

Since December 2020, Mr. Carnes served as APSI’s Chief Executive Officer, President, Treasurer, Secretary, and as a director. As of the date of this report, Since January 2017, Mr. Carnes has owned a company, Obduro, LLC, in which he provides management consulting services to companies to facilitate growth. Since July 2014, he has also owned Powcar Properties, LLC, where he acts as a landlord for rental properties. Mr. Carnes graduated from Indiana University with a Degree in Business Administration.

Robert Morris

Robert Morris was appointed to the board of directors on April 27, 2022 and joined the board, effective, May 1, 2022. Mr. Morris is a graduate of Indiana University (Bloomington) and has served as a State Representative in the Indiana House of Representatives since 2010. In the Indiana House of Representatives, Mr. Morris serves on the following committees: Commerce, Small Business and Economic Development (Chairman), Utilities, Energy and Telecommunications, Roads, and Transportation. In 1998, Mr. Morris created MFE, Inc., DBA Healthkick Nutrition Centers, a chain of health supplement centers, based in Fort Wayne Indiana. Since its creation, Mr. Morris has overseen all aspects of operations for Healthkick Nutrition Centers.

Timothy E. Evans

Timothy E. Evans is the President and CEO, and a director of Tradition. Mr. Evans served as president of operations of the Evans Companies, from 2003 until 2014. He was dispatch operations manager (2001 – 03), sales manager (1998 – 2001), and general manager of sales and service (1992 – 2004). Mr. Evans served as a director of the Evans Companies from 2009 until the Celadon transaction.

Mr. Evans has been involved in the transportation and warehousing industry for nearly 30 years, devoting his efforts primarily to operations, maintenance and repair, equipment, and safety, and estimating. He has held a Commercial Driver’s License for more than 20 years and is experienced in all aspects of truck operations. The Evans Companies had been qualified as an associate dealer and service center for International-Navistar.

James L. Evans

James L. Evans is the Vice President and a director of Tradition. Mr. Evans was president and CEO of the Evans Companies since June 2007. He has been a member of the board of directors of the central operating company since 2009.

Prior to his selection as president and CEO, Mr. Evans established warehousing and logistics as a division of the Evans Companies, overseeing expansion to nearly 300,000 square feet of warehousing space. Mr. Evans previously served as president of logistics (1998 – present, having merged into the CEO role), and as an agent of Great American Lines (1985 – 1998).

Mr. Evans has been involved in the transportation, logistics, and warehousing industry for more than 30 years, expanding the warehousing and logistics divisions into significant contributors to the overall growth and stability of the Evans Companies. He has held a Commercial Driver’s License for more than 20 years and is experienced in all aspects of truck operations, including Evans Companies’ qualification as an associate dealer and service center for International-Navistar.

Mr. Evans received his associate degree from Lincoln Tech, Indianapolis, in 1983.

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Joseph J. Montel

Joseph J. Montel is the Corporate Secretary, General Counsel, and a director of Tradition. Mr. Montel has been an attorney since 1993, and is licensed in Indiana and Ohio, with Georgia pending.  Mr. Montel has nearly 30-years of experience in transportation, banking, corporate, securities, and real estate. He also teaches Regulation of Financial Institutions as an Adjunct Professor at the Indiana University, Robert H. McKinney, School of Law.

Ownership and management experience includes other transportation and supply-chain corporations, financial services enterprises, including a national bank and bank holding company, complex environmental development companies (federal, state, and local permitting), and construction firms. Multiple business platforms developed by Mr. Montel have been copywritten and/or patented. Federal regulators consented to his appointment as President and CEO of a troubled financial institution which he successfully resolved without FDIC intervention.

Joseph J. Montel has been the sole shareholder of The Montel Law Firm, P.C., since 2002 (following his tenure at Krieg DeVault, LLP).  The Montel Law Firm generally limits its representation to matters relating to financial regulations and structures, cannabis and crypto-asset law and compliance, contracts, and general corporate.  Mr. Montel is a court approved expert witness, and has provided testimony in areas of banking and SBA lending.

Mr. Montel was appointed by the Governor to serve on the Indiana Business Law Survey Commission, and has continuously served the Commission for more than 20 years.  He received a federal appointment to the US Small Business Administration Regulatory Fairness Board, Region V, and served three full 3-year terms (2004-2013).

Mr. Montel received his Bachelor of Arts from Purdue University in 1990.  He obtained his juris doctorate from the Indiana University School of Law – Indianapolis in 1993, and was a member of the Indiana International & Comparative Law Review.

Joseph Michael Davis

Mr. Davis assumed the role of director of Tradition Transportation Group, Inc., and Chief Operations Officer at Tradition Transportation Company, LLC, a subsidiary of Tradition, in April 2019 following the merger between Tradition Transportation Group Inc. and Merica Logistics. Mr. Davis was a founder of Merica Logistics and served as the CEO of the company from 2015-2019. Mr. Davis got his start in the transportation industry in 1999 by helping the Evans Equipment Company implement a TMS system.

Since then, Mr. Davis has held several different positions within the industry including dispatch operations, load planning, accounting, and management. Mr. Davis served as the Operations Manager at Bohren Logistics from 2010-2014 before moving into the role of Chief Operations Officer with Tradition.

Currently, Mr. Davis oversees all asset operations with the goal of optimizing the process to generate maximum revenue for Tradition Transportation Group, Inc. while maintaining the highest safety standards possible.

General information related to APSI’s directors

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by statute, the articles of incorporation or these bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

Since May 1, 2022, our board of directors has been comprised of Mr. Morris and Mr. Carnes. Executive officers are appointed by the board of directors and serve at its pleasure.

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Committees

APSI does not have a standing nominating, compensation or audit committee. Rather, APSI’s full board of directors performs the functions of these committees. APSI does not believe it is necessary for APSI’s board of directors to appoint such committees because the volume of matters that come before APSI’s board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because APSI’s common stock is not listed for trading or quotation on a national securities exchange, APSI is not required to have such committees.

Director Independence

APSI has no independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. APSI is not quoted on any exchange that requires director independence requirements.

Code of Ethics

APSI has adopted a Code of Ethics applicable to APSI’s officers and directors, the conformed copy is filed as Exhibit 99.4.

Family Relationships

APSI

None.

Tradition

Timothy E. Evans and James L. Evans, are brothers. Joseph M. Davis is related to Timothy E Evans and James L. Evans, as their brother Eugene Evans is married to Mr. Davis’ aunt.

Involvement in Certain Legal Proceedings

APSI

No executive officer, member of the board of directors or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Tradition

One of the Directors and Officers of Tradition has been involved in a legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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Joseph J. Montel

Indiana Bank Corp. filed under Chapter 11 as Cause No 13-80388-JJG-11 in the Southern District of Indiana. Filed April 09, 2013 and terminated August 16, 2016. Facilitated resolution of wholly-owned National Banking Association (Bank of Indiana, NA) by approving “Loan Purchase Agreement” dated June 19, 2013 with IBC Recovery, LLC and “Purchase and Assumption Agreement” dated October 24, 2013 with First Farmers Bank & Trust. The Bank of Indiana was under a “Formal Written Agreement” dated November 06, 2009 (which concluded October 25, 2013 with the sale to First Farmers Bank & Trust) with the OCC. Mr. Montel was a Director of Indiana Bank Corp. from May 2006 – December 2015, the President and CEO from April 2011 – December 2015, and the Corporate Secretary from May 2006 – July 2011. Indiana Bank Corp. became BOI Successor Corp. post-sale of the Bank of Indiana and Montel was a Director and the President and CEO from October 2013 – December 2015. Mr. Montel was a Director of the Bank of Indiana from May 2006 – October 2013, the President and CEO from April 2011 – October 2013, and Corporate Secretary from May 2006 – July 2011. The bankruptcy was reasonable and necessary to prevent a loss to depositors of an FDIC insured national banking association. There was no loss to depositors.

ITEM 6. EXECUTIVE COMPENSATION

Under applicable securities legislation, we are required to disclose certain financial and other information relating to the compensation of the Chief Executive Officer, the Chief Financial Officer and our most highly compensated executive officers other than for the Chief Executive Officer and the Chief Financial Officer and for the directors of APSI, as of the date of this Form 8-K, for our fiscal years ended March 31, 2022 and 2021.

Summary Compensation Table

The following table sets forth information with respect to the compensation awarded or paid to APSI’s named executive officers and directors of APSI during the fiscal years ended March 31, 2022 and 2021 (collectively, the “named executive officers”) for all services rendered in all capacities to APSI in its fiscal 2022 and 2021.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen W. Carnes	2022	0	0	0	0	0	0	0	0(1)
Chief Executive Officer, President, Treasurer, Secretary and Director	2021	0	0	0	0	0	0	0	0
Robert Morris	2022	0	0	0	0	0	0	0	0(2)
Director	2021	0	0	0	0	0	0	0	0

The following table sets forth information with respect to the compensation awarded or paid to the named executive officers and directors of Tradition during the fiscal years ended December 31, 2021 and December 31, 2020 for all services rendered in all capacities to Tradition in fiscal 2021 and 2020.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy E. Evans	2021	$205,769.43	$100,000.00	0	0		0	0	$305,769.43
President, and Director (3)	2020	$155,769.48	0	0	0	0	0	0	$155,769.48
James L. Evans	2021	$180,961.55	$70,000.00	0	0	0	0	0	$260,961.55
Vice President, and Director (4)	2020	$77,884.66	0	0	0	0	0	0	$77,884.66
Joseph Michael Davis	2021	$205,769.43	$100,000.00	0	0	0	0	0	$305,769.43
Chief Operating Officer, and Director (5)	2020	$155,769.48	0	0	0	0	0	0	$155,769.48
John Young	2021	$144,999.74	0	0	0	0	0	0	$144,999.74
Chief Financial Officer (6)	2020	$39,038.40	0	0	0	0	0	0	$39,038.40
Louis Zimmer	2021	0	0	0	0	0	0	0	0
Chief Financial Officer (7)	2020	0	0	0	0	0	0	0	0
Joseph J. Montel	2021	$205,769.43	$100,000.00	0	0	0	0	0	$305,769.43
Secretary, General Counsel, and Director (8)	2020	$155,769.48	0	0	0	0	0	0	$155,769.48

Notes:

(1)	No compensation has been paid to date to Stephen W. Carnes, our sole executive officer, and the Company has not entered into a compensation agreement with Mr. Carnes.
(2)	On April 27, 20202, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a Director of APSI, May, 1, 2022, and would be paid $25,000 upon the signing of the aforementioned Unanimous Written Consent, and if APSI should successfully complete a merger or business combination on or before December 31, 2022, Mr. Morris will receive a $25,000 bonus.
(3)	Timothy E. Evans’ salary for 2022 is $305,000.00 and he has received $293,269.24, as of December 28, 2022.
(4)	James L. Evans’ salary for 2022 is $305,000.00 and he has received $293,269.24, as of December 28, 2022.
(5)	Joseph Michael Davis’ salary for 2022 is $305,000.00 and he has received $293,269.24, as of December 28, 2022.
(6)	John Young is no longer with Tradition, as of March 5, 2022. Up until that date, he was paid $33,461.50.
(7)	Louis Zimmer’s salary is $185,000.00. Mr. Zimmer started working for Tradition September 12, 2022 and has received $46,249.95, as of December 28, 2022.
(8)	Joseph J. Montel’s salary for 2022 is $305,000.00 and he has received $293,269.24, as of December 28, 2022.

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Director Compensation

APSI’s directors are not typically compensated for their services as directors of the Company.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI, on May 1, 2022, and would be paid $25,000 upon the signing of the aforementioned Unanimous Written Consent, April 27, 2022, and if APSI should successfully complete a merger or business combination on or before December 31, 2022, Mr. Morris will receive a $25,000 bonus. Because the Acquisition closed as of December 28, 2022, Mr. Morris will receive the $25,000 bonus. The description of the Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting is qualified by reference to the full text of the conformed copy of the documents is attached as Exhibit 99.5 to this Current Report on Form 8-K.

Employment Agreements

APSI

None.

Tradition

Due to the Acquisition, on December 28, 2022, the following employment agreements were entered into:

Timothy E. Evans

Tradition entered into an employment agreement with Timothy E. Evans for his services as the President and Chief Executive Officer of Tradition. The initial term of Executive’s employment under this Agreement shall be for a term of four (4) years, commencing on the Effective Date to be automatically extended for successive one (1) year periods, unless either party provides written notice to the other party at least sixty (60) days prior to the end of the then existing term that the party does not wish to extend the term of the agreement.

As compensation for Timothy E. Evans’ services, the Company agreed to an annual base salary of Three Hundred Thousand and No/100 Dollars ($300,000.00).

Timothy E. Evans is also entitled to certain employee and business expense benefits.

Employment may be terminated by the mutual agreement of Timothy E. Evans and Tradition, death, disability, with cause, without cause, and with and without good reason by Timothy E. Evans.

This description of Timothy E. Evans’ employment agreement is qualified by reference to full text of the conformed copy of his employment agreement filed as Exhibit 10.39 to this Current Report on Form 8-K.

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James L. Evans

Tradition entered into an employment agreement with James L. Evans for his services as the Vice President of Tradition. The initial term of Executive’s employment under this Agreement shall be for a term of four (4) years, commencing on the Effective Date to be automatically extended for successive one (1) year periods, unless either party provides written notice to the other party at least sixty (60) days prior to the end of the then existing term that the party does not wish to extend the term of the agreement.

As compensation for James L. Evans’ services, the Company agreed to an annual base salary of Three Hundred Thousand and No/100 Dollars ($300,000.00).

James L. Evans is also entitled to certain employee and business expense benefits.

Employment may be terminated by the mutual agreement of James L. Evans and Tradition, death, disability, with cause, without cause, and with and without good reason by James L. Evans.

This description of James L. Evans’ employment agreement is qualified by reference to full text of the conformed copy of his employment agreement filed as Exhibit 10.40 to this Current Report on Form 8-K.

Joseph J. Montel

Tradition entered into an employment agreement with Joseph J. Montel for his services as the General Counsel of Tradition. The initial term of Executive’s employment under this Agreement shall be for a term of four (4) years, commencing on the Effective Date to be automatically extended for successive one (1) year periods, unless either party provides written notice to the other party at least sixty (60) days prior to the end of the then existing term that the party does not wish to extend the term of the agreement.

As compensation for Joseph J. Montel's services, the Company agreed to an annual base salary of Three Hundred Thousand and No/100 Dollars ($300,000.00).

Joseph J. Montel is also entitled to certain employee and business expense benefits.

Employment may be terminated by the mutual agreement of Joseph J. Montel and Tradition, death, disability, with cause, without cause, and with and without good reason by Joseph J. Montel.

This description of Joseph J. Montel's employment agreement is qualified by reference to the full text of the conformed copy of his employment agreement filed as Exhibit 10.41 to this Current Report on Form 8-K.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding options, warrants or equity awards.

Compensation Plans

None.

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Executive Compensation Philosophy

APSI’s board of directors determines the compensation given to APSI’s executive officers in its sole determination. APSI’s board of directors reserves the right to pay APSI’s executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to APSI’s performance, as well as to the individual executive officer’s performance. The aforementioned may also include long-term stock-based compensation to certain executives, which is intended to align the performance of APSI executives with our long-term business strategies. Additionally, the board of directors reserves the right to grant performance base stock options in the future, if the board of directors in its sole determination believes such grants would be in the best interests of APSI.

Incentive Bonus

APSI’s board of directors may grant incentive bonuses to APSI’s executive officer and/or future executive officers in its sole discretion, if the board of directors believes such bonuses are in APSI’s best interest, after analyzing APSI’s current business objectives and growth, if any, and the amount of revenue and profits APSI is able to generate each month, both of which are a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support APSI’s long-term business strategy APSI may award APSI’s executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of APSI’s board of directors, which APSI does not currently have any immediate plans to award.

ITEM 7. POLICIES REGARDING AND CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Policies regarding Related Party Transactions

APSI does not yet have polices regarding related party transactions.

Related Party Transactions

APSI maintains its principal executive office at 2180 North Park Ave, Suite 200, Winter Park, FL 32789, which is leased to APSI by Obduro, LLC. Obduro, LLC is owned by APSI’s CEO, Stephen W. Carnes. The monthly rent for this office space is $2,000.00 per month.

On February 14, 2022, Stephen W. Carnes provided the funds for APSI to acquire a digital asset commonly referred to as “land” within the Sandbox metaverse. The purchase price was 7.9 Ethereum (ETH). On December 28, 2022, Mr. Carnes purchased the metaverse property back from the Company for 7.9 Ethereum, which was valued on the day of the Acquisition. The related party payable account was reduced accordingly.

On December 22, 2022, APSI issued a promissory note to Stephen W. Carnes in exchange for $225,000.00, to be used for the down payment related to the Acquisition, if the SPA were to be entered into, with interest payable on the unpaid principal at the rate of 10.00 percent per annum, calculated monthly not in advance, beginning on December 22, 2022. As the Acquisition closed on December 28, 2022, the aforementioned funds were used for the aforementioned down payment. The conformed copy of this promissory note is attached to this Current Report on Form 8-K as Exhibit 10.32.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a Director of APSI, on May 1, 2022, and would be paid $25,000 upon the signing of the aforementioned Unanimous Written Consent, April 27, 2022, and if APSI should successfully complete a merger or business combination on or before December 31, 2022, Mr. Morris will receive a $25,000 bonus. Because the Acquisition closed as of December 28, 2022, Mr. Morris will receive the $25,000 bonus.

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Director Independence

APSI is not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, APSI is not at this time required to have APIS’s board of directors comprised of a majority of “independent directors.” APSI also has not established APSI’s own definition for determining whether APSI’s director and nominees for directors are “independent” nor has APSI adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system.

ITEM 8. LEGAL PROCEEDINGS

There are no pending or threatened legal or administrative actions pending or threatened against us that we believe would have a material effect on our business, but below is a list of material actions over the last three years.

APSI’s Recent Legal Proceedings

Recent proceedings are listed below.

Aqua Power Systems Inc., a Nevada Corporation. (Petition of SMALL CAP COMPLIANCE, LLC) (“Custodianship”)

On October 19, 2020, Small Cap Compliance, LLC filed its motion to serve as custodian of the Company; it was not a shareholder of the Company on the aforementioned date.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order approving the appointment of Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. (Small Cap Compliance, LLC and the Company entered into a Custodian Services Agreement on December 1, 2020, which set forth the duties of Small Cap Compliance, LLC)

On December 7, 2020, Small Cap Compliance, LLC filed a Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of one million shares of Series B Preferred stock. The aforementioned were approved, and Stephen W. Carnes was elected as the sole director and the sole executive officer, at a meeting of the shareholders on January 4, 2021.

On January 1, 2021, Small Cap Compliance, LLC filed a Motion to Terminate Custodianship.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as custodian of the Company.

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In re: AQUA POWER SYSTEMS INC., a Nevada Corporation, (Application of Stephen W. Carnes) (“Receivership”)

On January 28, 2021, Stephen W. Carnes filed an application with the Eight District Court of Nevada to be appointed as the Receiver of the Company and requested that the Court Order written proof of claim from all Claimants and Creditors of the Company as a reasonable and necessary step toward rehabilitating our insolvency.

On March 1, 2021, the Eighth Judicial District Court of Nevada ordered that Stephen W. Carnes be appointed “Receiver” of the Company, with the authority to rehabilitate the Company by, including but not limited to, collecting the debts and property due and belonging to the Company, to compromise and settle with the debtors and creditors of the Company, to prosecute and defend lawsuits in the name of the Company, to do all other acts as might be done by the Com, to do all other acts as may be reasonable and necessary to continue the business of the Company, and to appoint agents for the exercise of these duties.

On March 1, 2021, the Eighth Judicial District Court of Nevada ordered that all claimants and creditors of the Company had sixty (60) days, from March 1, 2021, to submit written proof of claim to the receiver.

On May 3, 2021, Claimant Graham Taylor submitted claims on behalf of himself, Heng Hong Investment, and Puriwanto Handoko.

On June 28, 2021, Receiver filed a motion to shorten time and a motion to bar asserted claims and unasserted claims.

On August 5, 2021, the Eighth Judicial District Court of Nevada ordered that all claimants and creditors of the Company are barred from participating in the distribution of assets of the Company which arose on or before August 6, 2021 (Notice of entry of the Order). No appeal was filed by the claimants within the timeframe for an appeal.

On October 4, 2021, filed a Motion to Terminate the Receivership and a hearing was set for November 8, 2021, regarding the Company’s Motion to Terminate the Receivership. At the hearing, on November 8, 2021, the Company’s Motion to Terminate the Receivership was granted.

On November 9, 2021, the Eighth Judicial District Court of Nevada ordered the Receivership Terminated.

AQUA POWER SYSTEMS INC. v. SILVERTON SA, INC.

On May 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 6,330,138 shares of common stock of the Company held by Silverton SA, Inc., which was administratively dissolved July 9, 2018, in book entry with the Company’s transfer agent, which were not acquired by any consideration.

On August 23, 2021, the Company moved for an entry of default for Silverton SA, Inc.’s failure to appear or serve any papers as required by law. On September 15, 2021, the Company filed a Motion for Entry of Default Final Judgement for failure to appear, file any responsive pleading or paper in this action, or otherwise assert any defense to this action as required by law.

On September 22, 2021, the Circuit Court of the Ninth Judicial Circuit of Orange County, Florida ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 6,330,138 shares of common stock in the Company issued to [Silverton SA, Inc.] on or about October 7, 2015, held in Book Entry, void and cancelled.

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AQUA POWER SYSTEMS INC. v. PARAMOUNT TRADING COMPANY INC.

On May 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 2,690,000 shares of common stock of the Company held by Paramount Trading Company (“PTC”), a defunct company, in book entry with the Company’s transfer agent, which were not acquired by any consideration.

On August 23, 2021, the Company moved for an entry of default for failure to appear or serve any papers as required by law. On September 15, 2021, the Company filed a Motion for Entry of Default Final Judgement for failure to appear, file any responsive pleading or paper in this action, or otherwise assert any defense to this action as required by law.

On September 24, 2021, the Circuit Court of the Ninth Judicial Circuit of Orange County, Florida ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 2,690,000 shares of common stock in APSI issued to PTC, over two transactions, on or about October 1, 2015 and on or about July 14, 2017, held in Book Entry, void and cancelled.

AQUA POWER SYSTEMS INC. v. TADASHI ISHIKAWA

On November 5, 2021, the Company filed a lawsuit for declaratory relief, seeking an order cancel 32,942,624 shares of common stock of the Company held by Tadashi Ishikawa, as he had not provided consideration for his shares nor complied with his obligations to the Company, in book entry with the Company’s transfer agent, which were not acquired by any consideration. This complaint was refiled on December 10, 2021 with a required general standing case management plan/order.

On March 7, 2022, the Company filed a Motion for Default for failure to appear.

On April 27, 2022, the Clerk of Court entered a default for Tadashi Ishikawa’s failure to respond.

On April 28, 2022, the Company filed a Motion for Entry of Default Judgement Final.

On May 19, 2022, the Circuit Court of the Ninth Judicial Circuit of Orange County, Florida granted the Company’s Motion for Entry of Default Judgment Final against Tadashi Ishikawa and declared that the 32,942,624 shares of common stock void and cancelled.

Tradition’s Recent Legal Proceedings

Tradition is involved in various litigation and claims primarily arising in the normal course of business, which include claims for personal injury or property damage incurred in the transportation of freight. Tradition retains insurance for liability, physical damage and cargo damage in amounts that management considers to be adequate. Based on its knowledge of the facts and, in certain cases, advice of outside counsel, management believes the resolution of claims and pending litigation, will not have a materially adverse effect on APSI or Tradition.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

APSI’s common stock is quoted on the OTC Pink tier of the OTC Markets Group under the symbol “APSI.” The OTC Market is a computer network that provides information on current “bids” and “asks,” as well as volume information.

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The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Bid Prices
	Low	High
FISCAL YEAR ENDED MARCH 31 2020

First Quarter (April 1, 2019 to June 30, 2019)	$0.0025	$0.0050
Second Quarter (July 1, 2019 to September 30, 2019)	$0.0001	$0.0700
Third Quarter (October 1, 2019 to December 31, 2019)	$0.0030	$0.0080
Fourth Quarter (January 1, 2020 to March 31, 2020)	$0.0017	$0.0045

FISCAL YEAR ENDED MARCH 31 2021

First Quarter (April 1, 2020 to June 30, 2020)	$0.0012	$0.0039
Second Quarter (July 1, 2020 to September 30, 2020)	$0.0012	$0.0046
Third Quarter (October 1, 2020 to December 31, 2020)	$0.0017	$0.0570
Fourth Quarter (January 1, 2021 to March 31, 2021)	$0.0115	$0.2190

FISCAL YEAR ENDED MARCH 31 2022

First Quarter (April 1, 2021 to June 30, 2021)	$0.1740	$0.4500
Second Quarter (July 1, 2021 to September 30, 2021)	$0.0915	$0.3550
Third Quarter (October 1, 2021 to December 31, 2021)	$0.1560	$0.3740
Fourth Quarter (January 1, 2022 to March 31, 2022)	$0.1600	$0.4035

FISCAL YEAR ENDING MARCH 31, 2023

First Quarter (April 1, 2022 to June 30, 2022)	$0.2200	$0.3920
Second Quarter (July 1, 2022 to September 30, 2022)	$0.1922	$0.3950
Third Quarter (October 1, 2022 to December 31, 2022)	$0.2210	$0.7500

(1)	Reflects transactions through December 28, 2022.

On December 28, 2022, the closing bid price of APSI’s common stock as reported on the OTC Pink was $0.6250. As of December 28, 2022, there were approximately 2 holders of record of APSI’s common stock, including multiple beneficial holders at depositories, banks and brokers listed as a single holder as CEDE & Co.

Dividends

APSI has never declared or paid any cash dividends on our common stock nor does APSI intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of APSI’s board of directors and will depend upon APSI’s financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as APSI’s board of directors deems relevant.

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Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On April 22, 2021, APSI received $200,000 in net proceeds from a private placement, in which APSI sold 100,000 shares of APSI’s common stock for a price of $2.00 per share.

APSI believes the offer, sale and issuance of the above securities were exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder because the issuance of securities to the recipient did not involve a public offering.

ITEM 11. DESCRIPTION OF SECURITIES

General

As of the date of this Registration Statement, APSI has 200,000,000 authorized shares of common stock, $0.0001 par value per share and 10,000,000 authorized shares of preferred stock, 6,000,000 are designated, 5,000,000 authorized shares of Series A Preferred Stock, $0.001 par value per share, and 1,000,000 authorized shares of Series B Preferred Stock, $0.001 par value per share. No other classes of stock are authorized or expected to be authorized under our certificate of formation.

As of December 28, 2022, there were 17,204,180 shares of common stock, 0 Series A Preferred Shares, and 500,000 Series B Preferred Shares, issued and outstanding, respectively. All of APSI’s outstanding shares of common stock are fully paid and nonassessable.

Common Stock

The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under our certificate of incorporation and bylaws, any corporate action to be taken by vote of stockholders shall be authorized by the affirmative vote of the majority of votes cast. Stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding holders of APSI’s preferred stock, holders of our Common Stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of APSI’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock.

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Preferred Class A Stock

Each share of Preferred Class A Stock (also “Series A Preferred Stock”) is entitled to one hundred (100) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class A Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Preferred Class A Stock remains outstanding, in addition to any other vote or consent of stockholders required by APSI’s certificate of incorporation, APSI will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of APSI’s Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

APSI is not required to pay dividends at any specific rate on the Series A Preferred Stock.

In the event of any liquidation, dissolution, or winding up of APSI, either voluntarily or involuntarily, the holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of APSI to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of APSI’s senior securities, which holders shall have priority to the distribution of any assets of APSI, an amount per share for each share of Class A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of APSI, the assets of APSI legally available for distribution to the holders of the Class A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of APSI following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Class A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Class A Preferred Stock shall be equal to the original issue price per share of Class A Preferred Stock, as adjusted for any recapitalizations.

Holders of Class A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Class A Preferred Shares into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Preferred Class A Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to APSI’s Preferred Class A Stock.

Preferred Class B Stock

Each share of Preferred Class B Stock (also “Series B Preferred Stock”) is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class B Stock vote together with the holders of shares of Common Stock as a single class.

The Preferred Class B Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

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In the event of any liquidation, dissolution or winding up of APSI, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Preferred Class B Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of APSI to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of APSI, the assets of APSI available for distribution to the holders of the Preferred Class B Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of APSI shall be distributed ratably among the holders of the Preferred Class B Stock and parity capital stock, if any. Neither the consolidation or merger of APSI nor the sale, lease or transfer by APSI of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of APSI.

Each share of Preferred Class B Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of APSI’s Common Stock. The aforementioned 1 to 1,000 ratio will be adjusted by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Preferred Class B Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to APSI’s Preferred Class B Stock.

Anti-Takeover Effects of Provisions of the Nevada Revised Statutes and APSI’s Certificate of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and APSI’s Certificate of Incorporation and Bylaws could make it more difficult to acquire APSI by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that APSI’s board of directors may consider inadequate and to encourage persons seeking to acquire control of APSI to first negotiate with APSI’s board of directors. APSI believes that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for APSI’s stockholders.

Nevada Anti-Takeover Statute

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to APSI.

Exclusive Forum Provision

APSI’s Bylaws do not provide an exclusive forum provision.

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Amendments to APSI’s Articles of Incorporation

APSI’s articles of incorporation reserve the right to amend, alter, change, or repeal any provision contained in APSI’s articles of incorporation, as prescribed by statute. Under the Nevada Revised Statutes section 78.390, except as provided in sections 77.340, 78.209, or Chapter 92A, the Board of Directors must adopt a resolution setting forth the amendment proposed and submit the proposed amendment to the shareholders for approval. If stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, as provided in subsections 2 and 4 (of Nevada Revised Statutes section 78.390), or as may be required by the provisions of the articles of incorporation, have approved the amendment, an officer of the corporation shall sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted. The aforementioned certificate must be filed with the Secretary of State. Subsection 2 states that except as otherwise provided in this subsection, if any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then, in addition to any approval otherwise required, the amendment must be approved by the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof. The amendment does not have to be approved by the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the articles of incorporation specifically deny the right to vote on such an amendment. Subsection 4 states that different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class.

Vacancies in the Board of Directors

APSI’s Bylaws provide that, any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Special Meetings of Stockholders

Per Nevada Revised Statutes, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the stockholders and directors. APSI’s articles of incorporation do not provide for special meetings. Under our Bylaws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary if requested in writing by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the articles of incorporation, either personally, by mail or by a form of electronic transmission consented to by the stockholder, to each stockholder of record entitled to vote at such meeting.

No Cumulative Voting

The Nevada Revised Statutes provides that the articles of incorporation of any corporation may provide that at all elections of directors of the corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his or her shares of stock multiplied by the number of directors to be elected, and that the holder of stock may cast all of his or her votes for a single director or may distribute them among the number to be voted for or any two or more of them, as the holder of stock may see fit. To exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give written notice to the president or secretary of the corporation that the stockholder desires that the voting for the election of directors be cumulative. APSI’s Certificate of Incorporation does not provide for cumulative voting.

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Limitations on Directors’ Liability; Indemnification of Directors and Officers

APSI’s Certificate of Incorporation and Bylaws contain provisions indemnifying APSI’s directors and officers to the fullest extent permitted by law. Per the Nevada Revised Statutes, except as otherwise provided in Nevada Revised Statutes 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless: (a) The presumption that good faith, on an informed basis and with a view to the interests of the corporation has been rebutted; and (b) It is proven that: (1) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (2) Such breach involved intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling APSI pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes, APSI’s Certificate of Incorporation, and Bylaws provide for indemnification of APSI’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of APSI and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

APSI’s Certificate of Incorporation provides that “[t]he personal liability of the directors of APSI is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as then same may be amended and supplemented. Any repeal or amendment of this [language] by the stockholders of the Company shall be prospective.”

APSI’s Bylaws provide that APSI shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of APSI) by reason of the fact that he is or was a director or officer of APSI, or, while a director or officer of APSI, is or was serving at the request of APSI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of APSI and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of APSI and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

APSI’s Bylaws also provide that APSI shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of APSI to procure a judgment in its favor by reason of the fact that he is or was a director or officer of APSI, or, while a director or officer of APSI, is or was serving at the request of APSI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of APSI, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to APSI unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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Per the Nevada Revised Statutes, except as otherwise provided in Nevada Revised Statutes 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless: (a) The presumption that good faith, on an informed basis and with a view to the interests of the corporation has been rebutted; and (b) It is proven that: (1) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (2) Such breach involved intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel that the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by APSI is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 15.

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END OF FORM 10 DISCLOSURE

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant.

As described in “Item 2.01, (a)-(e),” on December 28, 2022, Mr. Davis issued a promissory note to each Tradition Seller. These promissory notes were of the same form and substance. The only differences were the names of each Tradition Seller, and the amounts of the principal sum and shares secured by assignment and pledge of stock agreements described in “Item 2.01 (a)-(e).” Due to the Contract Assignment agreement, further discussed in Item 2.01 (a)-(e), APSI took over the obligations of these promissory notes. Terms of the Promissory Notes are listed below:

(i)	Mr. Davis agreed to pay Timothy E. Evans Ten Million Two Hundred Sixty-Eight Thousand Seven Hundred Thirty-Eight and 31/100 U.S. Dollars ($10,268,738.31) together with interest thereon, for 270,001 shares of Tradition;

(ii)	Mr. Davis agreed to pay James L. Evans Eight Million Five Hundred Six Thousand Four Hundred Forty and No/100 U.S. Dollars ($8,506,440.00) together with interest thereon, for 224,000 shares of Tradition;

(iii)	Mr. Davis agreed to pay James L. Evans Eight Million Five Million Three Hundred Sixteen Thousand Eight Hundred Sixty and No/100 U.S. Dollars ($5,316,860.00) together with interest thereon, for 206,000 shares of Tradition;

(iv)	The Tradition Sellers’ consent to Mr. Davis’ sale of the T-Shares to APSI, with the condition that APSI assume all of Mr. Davis’ obligations under the promissory notes;

(v)	The principal and interest shall be payable in sixteen (16) consecutive installments commencing on the ninetieth (90th) day following the date on which the registration by APSI of its securities with the SEC has been qualified or declared effective and continuing every ninetieth 90thday thereafter;

(vi)	Mr. Davis shall be responsible for interest, which shall accrue daily on the outstanding principal amount of the promissory notes (and on any past-due interest payment) at a rate of three percent (3.0%) per annum commencing on the date that the SEC declares the registration of APSI’s securities effective;

(vii)	In addition to exercising any rights each Tradition Seller has been granted by Mr. Davis under their respective assignment and pledge of stock agreements, and Mr. Davis authorizes the Tradition Sellers to seek any other legal means of collection if Mr. Davis is in default of their respective promissory notes.

Item 5.06. Change in Shell Company Status

As a result of the Acquisition as described in Item 1.01 and Item 2.01, which description is incorporated by reference in this Item 5.06 of this Current Report on Form 8-K, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The audited financial statements of Tradition for the fiscal years ended December 31, 2021 and 2020 are attached to this Current Report on Form 8-K as Exhibit 99.6 and is incorporated by reference herein.

(b)	Pro Forma financial information

The unaudited pro forma condensed combined financial statements as of and for the year ended March 31, 2022, the Quarter ended June 30, 2022, and the Mid-Year Ended September 30, 2022 are attached to this Current Report on Form 8-K as Exhibit 99.7 and incorporated by reference herein.

(c)	Exhibits.

Exhibit Number	Exhibit Description
2.1	Conformed copy of Stock Purchase and Sale Agreement dated as of December 28, 2022 by and between APSI and Joseph M. Davis.
2.2	Conformed copy of Multiparty Stock Purchase Agreement dated as of December 28, 2022 by and between Joseph M. Davis and Timothy E. Evans, James L. Evans, and Bulwark Capital, L.L.C.
2.3	Conformed copy of Contract Assignment agreement dated as of December 28, 2022 by and between APSI and Joseph M. Davis.
3.1	Articles of Incorporation filed December 9, 2010 (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
3.1.1	Certificate of Amendment to the Articles of Incorporation filed August 5, 2014 (incorporated by reference from Exhibit 3.1.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
3.1.2	Certificate of Amendment by Custodian dated December 7, 2020 (incorporated by reference from Exhibit 3.1.2 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
3.2	Certificate of Designation filed September 9, 2015 (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
3.2.1	Certificate of Amendment to Designation filed December 7, 2020 (incorporated by reference from Exhibit 3.2.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
3.3	Bylaws of the Registrant dated December 9, 2010 (incorporated by reference from Exhibit 3.3 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
10.1	Custodian Services Agreement dated December 1, 2020 (incorporated by reference from Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
10.2	Redemption and Repurchase Agreement (executed August 25, 2022) (and Associated Promissory Note) between Tradition Transportation Group, Inc., its shareholders, and Bulwark Capital, L.L.C., and Robin C. Montel.
10.3	Asset Purchase and Sale Agreement between EDSCO Holding Company, LLC and Anthem Anchor Bolts and Fasteners, LLC entered into on January 31, 2022.
10.4	Asset Purchase Agreement between Tradition Transportation Company, LLC and Tradition Leasing Systems, LLC, and Karr Transportation Inc., Beers Investment Group, LLC, and its shareholders, Kelly Beers and Albert Beers.pdf
10.5	Purchase Agreement of 959 Growth Parkway between Tradition Transportation Group, Inc. (Buyer) and MP Perry Properties, LLC (seller) accepted February 02, 2022
10.6	Lease Agreement (1175 Collins Road Greenwood Indiana) between Tradition Logistics, LLC and Tradition Transportation Group, Inc., and Scannell Properties #529, LLC June 02, 2022

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10.7	Lease Agreement (210 S. Progress Drive, Kendallville Indiana) between Miller's Development, Inc. and Anthem Anchor Bolts and Fasteners, LLC dated September 30, 2022
10.8	Original Lease Agreement (300 Growth Parkway, Angola Indiana) between Hanning & Bean Enterprises Inc. and Tradition Logistics, LLC dated January 6, 2022
10.9	Lease Renewal Agreement (300 Growth Parkway, Angola Indiana) between Hanning & Bean Enterprises Inc. and Tradition Logistics, LLC dated January 6, 2022
10.10	Lease Agreement (3000 Tremont Rd. Savannah, GA 31405) between Hager Pacific 1 LP, RJN Properties, LLC, MH Capital, LLC and 98 Street Investment, LLC, and Tradition Transportation Group, Inc. & Tradition Logistics, LLC dated April 6, 2022
10.11	Lease Agreement (333 S. Franklin Rd. Indianapolis, Indiana) between Franklin IN LP, and Tradition Logistics LLC executed November 3, 2022
10.12	Lease Agreement (6644 Old River Road N, Statesboro, GA) between sustainable Logistics, LLC and Tradition Logistics, LLC dated April 1, 2022
10.13	Lease Agreement (Suite 1502, 110 E. "Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated October 18, 2021
10.14	Lease Renewal (Suite 1502, 110 E. "Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated April 13, 2022
10.15	Lease agreement (Suite 1503, 110 E. Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated May 5, 2022
10.16	Sublease Agreement (6887 W 350 N, Greenfield, Indiana) between Adidas Sales Inc and Tradition Logistics LLC dated June 10, 2021
10.17	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000012 - First Financial Bank N.A. - Date 03012021 and Maturity 05152022
10.18	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000040 - First Financial Bank N.A. - Date 07282021 and Maturity 07222026
10.19	Tradition Leasing Systems, L.L.C. - Loan - Elements Financial Credit Union - Date 09152021 and Maturity 10012026
10.20	Tradition Transportation Group, Inc. and Subsidiaries - Agreement for Letter of Credit #19014000103 - First Financial Bank N.A. - Date 10012021 and Maturity 10012022
10.21	Tradition Leasing Systems, L.L.C. - Loan #25892894 - Republic Bank - Note Date 10272021 and Maturity 10272024
10.22	Tradition Leasing Systems, L.L.C. - Loan #25829823 - Republic Bank - Note Date 03082022 and Maturity 09082027
10.23	Tradition Leasing Systems, L.L.C. - Loan #25892940 - Republic Bank - Note Date 10272021 and Maturity 10272024
10.24	Tradition Transportation Group, Inc. - Loan #19011000079 - First Financial Bank N.A. - Date 03162022 and Maturity 09162027
10.25	Anthem Anchor Bolts & Fasteners, L.L.C. - Loan #19011000082 - First Financial Bank N.A. - Date 04012022 and Maturity 04012027
10.26	Tradition Transportation Group, Inc. and Subsidiaries - Loan #190100085 - First Financial Bank NA - Date 04222022 and Maturity 04222032
10.27	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000109 - First Financial Bank N.A. - Date 07272022 and Maturity 01272027
10.28	Tradition Leasing Systems, L.L.C. - Loan #25830864 - Republic Bank & Trust Company - Note Date 08162022 and Maturity 08162028
10.29	Tradition Leasing Systems, L.L.C. - Loan #25830910 - Republic Bank & Trust Company - Note Date 08252022 and Maturity 08252028
10.30	Tradition Leasing Systems, L.L.C. - Loan #25830929 - Republic Bank & Trust Company - Note Date 08262022 and Maturity 08262028
10.31	Tradition Leasing Systems, L.L.C. - Loan #25831062 - Republic Bank & Trust Company - Note Date 09222022 and Maturity 09222029
10.32	Conformed copy of Promissory Note dated December 22, 2022 issued by APSI to Stephen W. Carnes
10.33	Conformed copy of Promissory Note dated December 28, 2022 issued by Joseph M. Davis to Timothy E. Evans
10.34	Conformed copy of Promissory Note dated December 28, 2022 issued by James M. Davis to James L. Evans
10.35	Conformed copy of Promissory Note dated December 28, 2022 issued by Joseph M. Davis to Bulwark Capital, L.L.C.
10.36	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to Timothy E. Evans
10.37	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to James L. Evans
10.38	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to Bulwark Capital, L.L.C.
10.39	Conformed copy of President and CEO Employment Agreement dated December 28, 2022 by and between Tradition and Timothy E. Evans
10.40	Conformed copy of Vice President Employment Agreement dated December 28, 2022 by and between Tradition and James L. Evans
10.41	Conformed copy of General Counsel Employment Agreement dated December 28, 2022 by and between Tradition and Joseph J. Montel

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21.1	Subsidiaries of Aqua Power Systems, Inc.
99.1	Custodial Order filed December 1, 2020 (incorporated by reference from Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
99.2	Certificate of Reinstatement/Revival dated December 7, 2020 (incorporated by reference from Exhibit 99.2 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
99.3	Order to Discharging Custodian filed March 4, 2021 (incorporated by reference from Exhibit 99.3 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
99.4	Conformed copy of Code of Ethics, dated February 1, 2022
99.5	Conformed copy of Unanimous Written Consent of Board of Directors in Lieu of Special Meeting dated April 27, 2022
99.6	Audited Financial Statements for the fiscal years ended December 31, 2021 and 2020 for Tradition Transportation Group, Inc.
99.7	Pro Forma Condensed Combined Financial Statements as of and for the year ended March 31, 2022, the Quarter ended June 30, 2022, and the Mid-Year Ended September 30, 2022
104	Cover Page Interactive Data File (formatted in inline XBRL, and included in exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua Power Systems, Inc.

Date: December 30, 2022	By: /s/ Stephen Carnes Name: Stephen Carnes Title: Chief Executive Officer

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